UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DENTSPLY SIRONA Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DENTSPLY SIRONA Inc. Global Headquarters Susquehanna Commerce Center 221 W. Philadelphia St, Ste. 60W York, PA 17401-2991 (717) 845-7511 - Direct (717) 854-2343 - Fax

April 15, 2016

Dear DENTSPLY SIRONA Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2016, at 11:00 a.m., at the Company’s Global Headquarters, 221 West Philadelphia Street, in York, Pennsylvania.

The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

The Company is pleased to announce that it is utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. Accordingly, on April 15, 2016, we will begin sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders, containing instructions on how to access online our 2016 Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015, as well as instructions on how to receive paper copies of these documents for stockholders who so elect.

Sincerely,

Bret W. Wise	Jeffrey T. Slovin
Executive Chairman	Chief Executive Officer

DENTSPLY SIRONA INC.

SUSQUEHANNA COMMERCE CENTER

221 WEST PHILADELPHIA STREET

YORK, PENNSYLVANIA 17401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 25, 2016

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY Sirona Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, May 25, 2016, at 11:00 a.m., local time, at the Company’s Global Headquarters, 221 West Philadelphia Street, in York, Pennsylvania, for the following purposes:

1.	To elect eleven directors to serve for a term of one year and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit financial statements of the Company for the year ending December 31, 2016;

3.	To hold an advisory vote to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors of the Company (the “Board”) has fixed the close of business on March 28, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

The Board urges you to vote your proxy by mail, by telephone or through the Internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors, Jonathan Friedman Senior Vice President, Secretary and General Counsel

York, Pennsylvania

April 15, 2016

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU

OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY SIRONA INC.

SUSQUEHANNA COMMERCE CENTER

221 WEST PHILADELPHIA STREET

YORK, PENNSYLVANIA 17401

DENTSPLY SIRONA INC.

SUSQUEHANNA COMMERCE CENTER

221 WEST PHILADELPHIA STREET

YORK, PENNSYLVANIA 17401

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors of DENTSPLY SIRONA Inc. (“DENTSPLY,” the “Company,” “we,” “us” or “our”) to be voted at our 2016 Annual Meeting of stockholders (the “Annual Meeting”). Proxies may also be voted at any adjournment or postponement of the Annual Meeting. This proxy statement, together with the Notice of Annual Meeting and the enclosed proxy card, are first being sent to stockholders on or about April 15, 2016. A copy of the Company’s 2015 Annual Report is provided with this proxy statement.

You are invited to attend our Annual Meeting, which will take place on May 25, 2016, beginning at 11:00 a.m., Eastern Time, at DENTSPLY’s headquarters, Susquehanna Commerce Center, 221 W. Philadelphia Street, York, PA 17401. Stockholders will be admitted to the Annual Meeting beginning at 11:00 a.m., Eastern Time. Seating will be limited so some in attendance may be required to stand, but all stockholders who attend will be accommodated. The building is accessible to disabled persons and, upon prior request, we will provide wireless headsets for hearing amplification.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the Internet, which is solicited by the Board and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board.

Information about the Notice of Internet Availability of Proxy Materials

•	Why did I receive the Notice of Internet Availability of the proxy materials and not the printed proxy materials?

We are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

•	Why didn't I receive the Notice of Internet Availability of Proxy Materials in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. In addition, we are providing the Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the Web site where those materials are available and a link to the proxy voting Web site.

1

Who is entitled to vote at the Annual Meeting?

Each share of our common stock outstanding as of the close of business on March 28, 2016, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 235,323,833 shares of common stock issued and outstanding and entitled to vote. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most DENTSPLY stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. If your shares are registered in your name with DENTSPLY’s transfer agent, American Stock Transfer, you are the “stockholder of record” of those shares. The Notice of Internet Availability of Proxy Materials, or, if you requested, this Notice of Annual Meeting and proxy statement and any accompanying documents have been sent directly to you by DENTSPLY. As the stockholder of record, you have the right to grant your voting proxy directly to DENTSPLY or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading "How do I vote?".

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the broker, bank or other holder of record. Your broker, bank or other holder of record is obligated to provide you with a voting instruction card for you to use. You may also follow the instructions for voting by telephone or on the Internet as described in the Notice and below under the heading "How do I vote?".

How do I vote?

Your vote is important. You can save us the expense of a second mailing by voting promptly. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or other holder of record. You may vote using any of the following methods:

•	By Mail

Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.

•	By telephone or on the Internet

The telephone and Internet voting procedures established by DENTSPLY for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

2

The website for Internet voting is www.proxyvote.com. Please have your proxy card in hand when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Time, on May 20, 2016. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In person at the Annual Meeting

Stockholders of record who attend the Annual Meeting may vote in person at the meeting. You may be asked to present proof of ownership of DENTSPLY common stock and identification. Your proxy card, or a copy thereof if you have already voted, would be considered proof of ownership. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Secretary of the Company;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record.

If you are a DENTSPLY employee, you will receive a proxy or voting instruction card for all the shares you hold in a DENTSPLY employee plan. If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator or Trustee of the applicable plan will vote your shares in accordance with the terms of your plan and/or the Trust. To allow sufficient time for voting by the administrator or Trustee of the applicable plan, your voting instructions must be received by May 20, 2016.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, proxy statement and the 2015 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and proxy statement and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to

3

receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and proxy statement and any accompanying documents, or if you hold DENTSPLY stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of at least ten days prior to the meeting, for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m., at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 W. Philadelphia Street, York Pennsylvania 17401.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of NASDAQ. For the 2016 meeting, your broker does not have discretionary authority to vote on the election of directors, or on the advisory Say-on-Pay vote, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

4

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote	Effect of Abstention

Election of directors	Majority of votes cast	No	Not counted as for or against	Not counted as for or against

Ratification of Auditor	Majority of votes present in person or by proxy and entitled to vote	Yes	Not counted as for or against	Counted as vote against

Advisory vote on executive compensation	Majority of votes cast	No	Not counted as for or against	Not counted as for or against

If you abstain from voting or there is a broker non-vote on any matter for which the vote required is a majority of the votes cast, your abstention or broker non-vote will not affect the outcome of such vote. If you abstain from voting on any matter for which the vote required is a majority of outstanding stock entitled to vote or a majority of votes present in person or by proxy and entitled to vote, your abstention will count as a vote against.

How will my shares be voted at the Annual Meeting?

At the meeting, the proxy (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board recommends, which is:

•	FOR the election of each of the director nominees named in this proxy statement;
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the 2016 fiscal year; and
•	FOR the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers.

Could other matters be decided at the Annual Meeting?

At the date this proxy statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those set forth in this proxy statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the proxy appointed by the Board, as noted on the proxy card, will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, proxy statement and 2015 Annual Report on the Internet?

This Notice of Annual Meeting and proxy statement and the 2015 Annual Report are available at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, stockholders can elect to receive an email that will provide electronic links to them. Opting to receive your proxy materials online will save the Company the cost of producing documents and mailing them to your home or business, and will also give you an electronic link to the proxy voting site.

5

Stockholders of Record:  If you vote on the Internet at www.proxyvote.com simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to American Stock Transfer and following the enrollment instructions.

Beneficial Owners:  You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of proxy solicitation?

DENTSPLY SIRONA will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. DENTSPLY SIRONA has retained the services of Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $12,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. DENTSPLY SIRONA will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. DENTSPLY SIRONA will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Who will count the vote?

Representatives of Broadridge will tabulate the votes and Justin McCarthy and Michael Friedlander will act as inspectors of election.

What is the deadline to submit a proposal for the 2017 Annual Meeting?

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2017 must be received by the Company no later than December 16, 2016, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting. See “Corporate Governance - Nominating Candidates for Election to the Board” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders.

Where can I get additional financial information about the Company?

Stockholders may obtain an additional copy (without exhibits) of the Company’s annual Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “SEC”) without charge by writing to: Investor Relations Department, DENTSPLY SIRONA Inc., Susquehanna Commerce Center, 221 West Philadelphia Street, York, Pennsylvania 17401. This information is also available on the Investor Relations section of the Company's website at www.dentsplysirona.com.

6

CORPORATE GOVERNANCE

Where To Find Further Corporate Governance Information

A copy of the Company’s Corporate Governance Guidelines and Policies are available under the “Investors” section of the Company’s website at www.dentsplysirona.com.

The 2015 Merger

Effective February 29, 2016, Sirona Dental Systems, Inc. (“Sirona”) became a wholly owned subsidiary of DENTSPLY International Inc., pursuant to that certain Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger”). Following the Merger, DENTSPLY International Inc. and Sirona commenced operation as a combined company under the name DENTSPLY SIRONA Inc.

Director Independence

The Board has determined that the following directors are “independent” under Rule 5605 of the NASDAQ Stock Market LLC (NASDAQ Rule 5605): Michael C. Alfano, David K. Beecken, Eric K. Brandt, Michael J. Coleman, Willie A. Deese, Thomas Jetter, Arthur D. Kowaloff, Harry M. Jansen Kraemer, Jr., and Francis J. Lunger.

The Board’s Role in Risk Oversight

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to the Company’s operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, Company management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;
•	establishing and assessing processes for managing that risk;
•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and
•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors. See “Committees of the Board” below for more information regarding the roles and responsibilities of the Board committees.

Also, the Company’s leadership structure, discussed in the “Board Leadership” section of this Proxy, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

7

Board Leadership

The Board’s current leadership structure consists of an Executive Chairman, who was Chairman and CEO of DENTSPLY International Inc. prior to the Merger, and a Lead Director, who is an independent director designated by the independent members of the Board.

DENTSPLY SIRONA believes that separating the roles of executive chairman and chief executive officer, provides an optimal structure for corporate governance of DENTSPLY SIRONA. Moreover, the Board believes that such a governance structure benefits the interests of DENTSPLY SIRONA and its stockholders during the post-Merger integration process by utilizing the experience, leadership and knowledge of both Mr. Wise and Mr. Slovin.

The current Lead Director is Thomas Jetter. (In 2015, William F. Hecht was Lead Director.) The role of the Lead Director is generally described in the Company’s Corporate Governance Guidelines and includes the following:

(a)	call for and preside at Executive Sessions of the independent directors;
(b)	provide the Executive Chairman with input into the agenda for Board meetings, and on other matters as deemed appropriate by the Board, or on behalf of the independent directors, and recommend the agenda for Executive Sessions of independent directors, to the extent deemed necessary; and
(c)	be available for consultation with other directors and apprise the Executive Chairman and Chief Executive Officer, as appropriate, of activities of the Board in Executive Sessions of independent directors.

The Board’s independent directors regularly meet in executive session without the presence of management, including the Executive Chairman and the CEO. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Executive Chairman and CEO. On a regular basis, the Board and its committees receive valuable information and insight from management on the status of the Company and the Company’s current and future issues.

Given the leadership roles of the Company’s Executive Chairman and the Lead Director, and the existence of a Board comprised of the CEO and strong and independent directors, the Board believes its current leadership structure is in the best interests of the Company and its stockholders.

Meetings and Attendance

The DENTSPLY International Inc. Board held nine meetings during 2015, three of which were telephonic meetings. The independent members of the Board met regularly without management present, and these executive sessions were led by the Board’s Lead Director. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2015.

8

Committees of the Board

The table below shows the DENTSPLY SIRONA Inc. Board Committee membership following the Merger.

Current Committee
Name	Executive	Audit	Governance	HR
Michael C. Alfano			C
David K. Beecken		x		x
Eric K. Brandt		x		x
Michael J. Coleman				x
Willie A. Deese			x
Thomas Jetter (Lead Director)	x		x
Arthur D. Kowaloff				C
Harry M. Jansen Kraemer, Jr.			x
Francis J. Lunger	x	C
Jeffrey T. Slovin	C
Bret W. Wise	x

C = Committee Chair

The Board has an Executive Committee, an Audit and Finance Committee (“Audit Committee”), a Corporate Governance and Nominating Committee (“Governance Committee”) and a Human Resources Committee (“HR Committee”). Each Committee regularly reports on its activities and actions to the full Board. Each Committee (other than the Executive Committee) acts according to a written charter approved by the Board. The table below shows Board Committee membership of DENTSPLY International Inc. in 2015 and in 2016 leading up to the Merger. The Charters of our Committees are available on the Company's website at www.dentsplysirona.com under Investor - Corporate Governance - Committee Composition.

2015 Committee
Name	Executive	Audit	Governance	HR
Michael C. Alfano			x	x
Eric K. Brandt				x
Paula H. Cholmondeley(1)			x
Michael J. Coleman				C
Willie A. Deese		x
William F. Hecht(1)	x		C
Francis J. Lunger	x	C
John Miclot(1)		x
John C. Miles II(1)	x
Bret W. Wise	C

C = Committee Chair

(1) = Retired effective February 29, 2016.

Executive Committee

The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The DENTSPLY International Inc. Executive Committee held one meeting during 2015.

Audit and Finance Committee

The Audit and Finance Committee (as the "Audit Committee") is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the

9

Company’s system of internal control, overseeing the Company’s compliance and ethics program, and performing the other duties set forth in the Audit Committee Charter. This charter is reviewed at least annually by the Audit Committee and the Board, and it is amended as deemed appropriate.

All of the current and 2015 Audit Committee Members are independent as defined in NASDAQ Rule 5605. The Board has determined that Messrs. Lunger, Beecken and Brandt are Audit Committee Financial Experts under the rules and regulations of the SEC. The DENTSPLY International Inc. Audit Committee held ten meetings during 2015, six of which were telephone meetings.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the "Governance Committee") is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board, managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance, and performing the other duties set forth in the Governance Committee Charter. All of the current and 2015 Governance Committee members are independent as defined in NASDAQ Rule 5605. The DENTSPLY International Inc. Governance Committee held five meetings during 2015. It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by stockholders in accordance with the Company’s by-laws. No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;
•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;
•	the willingness and ability to devote the necessary time and effort required for service on the Board;
•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;
•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and
•	the experience of holding or having held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services.

The Board recognizes the value of having a Board comprised of individuals who have varied experience and can bring different perspectives to Board discussions and activities. For this reason, when considering nominees for Board seats, the Governance Committee considers the diversity of nominees or candidates for election to the Board. Included in the criteria the Governance Committee considers in evaluating candidates for the Board is to identify candidates who have the capacity to provide additional strength and diversity of view to the Board and its activities.

Human Resources Committee

The Human Resources Committee (the "HR Committee") is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally and employee benefit plans, overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs, and other activities as set forth in the HR Committee Charter. The role of the HR Committee with respect to executive compensation is to oversee DENTSPLY’s compensation plans and policies, administer its equity incentive plans, and determine the compensation

10

of our executive officers. In addition to this Committee oversight, all of the independent members of the Board approve the compensation of the Executive Chairman and CEO. All of the current and 2015 HR Committee members are independent as defined in NASDAQ Rule 5605. The DENTSPLY International Inc. HR Committee held twelve meetings during 2015, six of which were telephonic meetings.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors as a group, the non-management directors as a group, or any individual director, including the Executive Chairman or the Lead Director, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 221 West Philadelphia Street, York, Pennsylvania 17401. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed.  Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Governance Committee.  Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Business Conduct Policies and Code of Ethics

DENTSPLY’s Code of Business Conduct and Ethics (the "Code") sets forth the Company’s guiding principles for the conduct of our business that must be followed by everyone who does business on our behalf. The Code applies to all employees, including employees of our subsidiaries, as well as to our Board. To date, there have not been any waivers by the Company under the Code. DENTSPLY’s Code of Business Conduct and Ethics is available on the Investor Relations section of our website.

HR Committee Interlocks and Insider Participation

None of the current or 2015 members of the HR Committee has ever been an officer or employee of DENTSPLY. None of our current or 2015 executive officers served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or HR Committee.

Nominating Candidates for Election to the Board

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

11

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Meeting. In 2015, all Board members attended the DENTSPLY International Inc. Annual Meeting.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2015.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions (as defined below). The Governance Committee reviews the material facts of all Related Person Transactions that require the Governance Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Governance Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Related Person Transaction. The Chair of the Governance Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Governance Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Governance Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.	any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s proxy statement;

2.	any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “Named Executive Officer”, and (c) such compensation had been approved, or recommended to the Board for approval, by the HR Committee of the Board;

3.	any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s proxy statement;

4.	any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro-rata basis;

5.	any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

12

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.	any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

The proposed Related Person Transaction is submitted to the Governance Committee for consideration at the next Governance Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Governance Committee meeting, to the Chair of the Governance Committee acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Governance Committee, is reported to the Governance Committee at the next Governance Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Governance Committee.

Board Shareholding Requirement

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate. To date the Board has not approved any such exceptions to this policy.

13

PROPOSAL 1

ELECTION OF DIRECTORS

The Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board. The Board is currently comprised of eleven persons.

Eleven directors, are nominees for election to the Board this year for a one-year term expiring at the 2017 Annual Meeting of Stockholders.

The proxy named in the proxy card and on the Internet voting site intends to vote for the election of eleven nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the Internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

Set forth below is certain information with regard to each of the nominees for election as directors.

In addition to the attributes and skills identified for all directors, the Governance Committee also considered the qualifications of each director described below their biographical information.

14

Nominees for Election for a One-Year Term as Directors
Name and Age	Principal Occupation and Directorships

Michael C. Alfano, D.M.D., Ph.D. Age 68 Director since 2001

Dr. Alfano currently serves as a Director on the Company’s Board of Directors. Formerly, Dr. Alfano served as a DENTSPLY Director from 2001 through the Merger. Dr. Alfano is Executive Vice President Emeritus, and Professor and Dean Emeritus at New York University (‘‘NYU’’). Dr. Alfano served as Dean of the College of Dentistry from 1998 to 2006 and as Executive Vice-President of NYU from 2006 to 2013. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from 1988 to 1998. Dr. Alfano has served as a member of, or consultant to, various public health organizations, including the National Institutes of Health, the Editorial Board of the American Journal of Dentistry, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He was a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. From 2010-2015 he served as a director of the not-for-profit Delta Dental of New York Insurance Company. He also served as a Director of the YMCA of Greater New York, the largest YMCA system in the country, from 2010 to 2014. He has received numerous honors, research grants and awards, and currently serves as Senior Consultant to the Academy for Academic Leadership, and President of the Santa Fe Group.

Qualifications considered for Dr. Alfano included his education, training and experience as a dentist; his experience in research management and in a publicly traded medical technology company; his knowledge and experience in FDA matters; and his leadership role in the health and dental field.

David K. Beecken Age 69 Director since 2016

Mr. Beecken currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Beecken served as a Sirona Director from June 2006 through the Merger and Chairman of the Audit Committee and member of the Finance Committee of Sirona’s Board of Directors. Mr. Beecken currently serves as a Partner of Beecken Petty O’Keefe & Company, which is the General Partner of Beecken Petty O’Keefe Funds I, II, III & IV investment limited partnerships focused exclusively on private equity investments in healthcare. Prior to co-founding Beecken Petty O’Keefe in April 1996, Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker dealer, from February 1993 to March 1996. From 1989 to February 1993, Mr. Beecken was a Senior Vice President-Managing Director of First National Bank of Chicago. Mr. Beecken also serves on the Boards of Directors of Scrip Products Corporation, Dentistry for Children, Inc. and Paragon Medical, Inc. Mr. Beecken received a B.A. from the University of the South, an M.Sc. from the London School of Economics and an M.B.A. from the University of Chicago.

Qualifications considered for Mr. Beecken included his general business skills and expertise; and experience investing in a range of healthcare-related businesses and the dental industry.

15

Name and Age	Principal Occupation and Directorships

Eric K. Brandt Age 53 Director since 2004

Mr. Brandt currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Brandt served as a DENTSPLY Director from 2004 through the Merger. Mr. Brandt served as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company from 2007-2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. Mr. Brandt served as a director of Vertex Pharmaceuticals, Inc. from 2002 to 2009 and as a director of Avanir Pharmaceuticals from 2005 to 2007. He serves on the Board of Directors for LAM Research Corporation as the Chair, Audit Committee. He also serves on the Board of Directors for Yahoo! Inc. as well as for MC10, Inc., a private medical device manufacturer.

Qualifications considered for Mr. Brandt included his general business skills, expertise and experience; his experience in publicly traded medical technology companies; his experience in business development and corporate strategy development; and his experience in accounting and financial matters.

Michael J. Coleman Age 72 Director since 1991

Mr. Coleman currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Coleman served as a DENTSPLY Director from 1991 through the Merger. Mr. Coleman is the Chairman of the Board of Cool Media Company and a partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide and Florida Bank of Commerce, Orlando, Florida, and as a Trustee of the Freedom Forum, The Newseum and The Newseum Institute, all based in Washington, D.C. Prior to the merger of Dentsply International Inc. with Gendex on June 11, 1993, Mr. Coleman served as a director of Gendex.

Qualifications considered for Mr. Coleman included his general business experience and his leadership role in several business positions, as well as his long history with and knowledge of the Company and the dental industry.

16

Name and Age	Principal Occupation and Directorships

Willie A. Deese Age 60 Director since 2011

Mr. Deese currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Deese served as a DENTSPLY Director from 2011 through the Merger. Mr. Deese has served as Executive Vice President at Merck & Co., Inc. since 2008 and President of the Merck Manufacturing Division since 2005. He is also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Mr. Deese currently serves on the Board of CDK Global as Chair, Compensation and Benefits Committee and as a member of the Audit Committee. He also serves as a Director for PSEG (Public Service Enterprise Group, Inc.) where he is a member of the Organization and Compensation Committee and the Corporate Governance Committee. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham.

Qualifications considered for Mr. Deese included his business experience, including leadership roles as an executive and his experience and expertise in the manufacturing of regulated medical products.

Thomas Jetter Age 59 Director since 2016

Thomas Jetter currently serves as the Company’s Lead Director on its Board of Directors. Formerly, Mr. Jetter served as a Sirona Director from April 2010 through the Merger and Chairman of Sirona’s Board from February 20, 2013 through the Merger. Mr. Jetter also served as a member of the Nominating and Corporate Governance Committee and a member of the Finance Committee of Sirona’s Board of Directors. Mr. Jetter also serves as Chairman of the Board of Directors of HQ Capital, a privately held alternative asset management firm in Germany. Mr. Jetter is partner and Managing Director of Digital+ Partners, a German-based growth capital management firm focusing on industrytech and fintech software companies since June 2015. Mr. Jetter assumed an interim senior leadership position for the Soros Economic Development Fund from January to September 2014 during a restructuring. Dr. Jetter also served as a non-executive Director of Gourmondo GmbH, an internet company from May 2008 to September 2012. From April 1995 to March 2008, Mr. Jetter was a Partner at Permira GmbH, where he initiated and managed investments in a variety of industrial, medtech and chemical companies. At Permira, Mr. Jetter gained extensive international experience as lead for investments in the chemicals sector, and helped expand the firm’s global reach to include areas such as the US and China. Prior to that time, Mr. Jetter was a Senior Engagement Manager with McKinsey in Germany and Brazil, where he led projects on cost optimization, organization and strategy. Between 1985 and 1988, Mr. Jetter was an Investment Banking Associate at JP Morgan in Frankfurt and New York. Mr. Jetter holds a PhD-degree in economics/banking and an MBA from the University Saarbrücken, Germany.

Qualifications considered for Mr. Jetter included his general business experience and leadership roles in several organizations; and his significant experience in financial transactions and international business.

17

Name and Age	Principal Occupation and Directorships

Arthur D. Kowaloff Age 69 Director since 2016

Mr. Kowaloff currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Kowaloff served as a Sirona Director from 2004 through the Merger. Mr. Kowaloff served as a member of the Audit Committee of Sirona’s Board of Directors from October 2004 through February 2016. Mr. Kowaloff served as a member of the Compensation Committee of Sirona’s Board of Directors from August 2011 through February 2016. From June 2006 through February 2016, he served on the Nominating and Corporate Governance Committee and, until October 2011, on the Finance Committee of Sirona’s Board of Directors. From October 2004 until June 2006, he served on the Compensation Committee of Sirona's Board of Directors, and as Chairman of the Special Litigation Committee from November 2004 until June 2006. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently a Trustee of Carleton College, the President and a Director of the PBP Foundation of New York, and a Director and Chairman of the Audit and Compliance and Compensation Committees of the Greater Hudson Valley Health System. Mr. Kowaloff received a B.A. from Carleton College and holds a Juris Doctor degree from Yale Law School.

Qualifications considered for Mr. Kowaloff included his general business experience and leadership roles in several organizations; and his significant experience in capital markets, finance and corporate governance.

18

Name and Age	Principal Occupation and Directorships

Harry M. Jansen Kraemer, Jr. Age 61 Director since 2016

Mr. Kraemer currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Kraemer served as a Sirona Director as well as Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee of Sirona’s Board of Directors from June 2006 through the Merger. Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of directors of Leidos Corporation and as chairman of its Audit Committee. He also serves on the board of directors of VWR International, Inc. In addition, he serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. Mr. Kraemer received a B.A. from Lawrence University and an M.B.A. from the Kellogg School of Management at Northwestern University and is a certified public accountant.

Qualifications considered for Mr. Kraemer included his leadership roles in several organizations; and his significant experience in finance, management, leadership and corporate governance.

Francis J. Lunger Age 70 Director since 2005

Mr. Lunger currently serves as a Director on the Company’s Board of Directors. Formerly, Mr. Lunger served as a DENTSPLY Director from 2005 through the Merger. Mr. Lunger served on the Board of Millipore Corporation from 2001 until March 2005, including serving as Chairman from April 2002 until April 2004. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, which included serving as Executive Vice President and Chief Operating Officer from 2000 until 2001, and Chairman, President and Chief Executive Officer from August 2001 until January 2005. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. From July 2009 to December 2012, Mr. Lunger was an Operating Partner with Linden LLC. Since April 2012, Mr. Lunger has been the Chairman of the Board of Directors of Sera Care Life Sciences Inc.

Qualifications considered for Mr. Lunger included his deep and significant business experience, including leadership roles as an executive and a board member; his experience in a publicly traded life sciences tools company; and his experience in accounting and financial matters.

19

Name and Age	Principal Occupation and Directorships

Jeffrey T. Slovin Age 51 Director since 2016

Mr. Slovin currently serves as the Company’s Chief Executive Officer and as a Director on the Company’s Board of Directors. Formerly, Mr. Slovin served as Sirona Dental Systems, Inc.’s Chief Executive Officer from February 2013 through February 2016 and as its President from September 20, 2010 through February 28, 2016. Prior to September 20, 2010, Mr. Slovin served as Sirona Dental Systems, Inc.’s Executive Vice President and Chief Operating Officer of U.S. Operations from June 2006 through February 2016. Prior to that time, Mr. Slovin was Chief Executive Officer of Schick Technologies, Inc. (“Schick”) since June 2004 and Schick’s President from December 1999 to June 2004. He has also served as a Schick Director since December 1999. In addition, from November 2001 to June 15, 2004, Mr. Slovin served as Schick’s Chief Operating Officer. From 1999 to November 2001, Mr. Slovin was a Managing Director of Greystone & Co., Inc. From 1996 to 1999, he served in various executive capacities at Sommerset Investment Capital LLC, including Managing Director, and as President of Sommerset Realty Investment Corp. During 1995, Mr. Slovin was a Manager at Fidelity Investments Co. From 1991 to 1994, he was Chief Financial Officer of SportsLab U.S.A. Corp. and, from 1993 to 1994, was also President of Sports and Entertainment Inc. From 1987 to 1991, Mr. Slovin was an associate at Bear Stearns & Co., specializing in mergers and acquisitions and corporate finance. Mr. Slovin is currently a member of the Board of Fellows of the Harvard School of Dental Medicine, and a member of the World President’s Organization. Mr. Slovin holds an M.B.A. degree from Harvard Business School.

Qualifications considered for Mr. Slovin included his role as the former Chief Executive Officer and President of Sirona Dental Systems, Inc.; his extensive experience in the dental industry; and his overall financial, management and leadership experience.

Bret W. Wise Age 55 Director since 2016

Mr. Wise currently serves as the Company’s Executive Chairman of the Board of Directors. Formerly, Mr. Wise served as a member of DENTSPLY’s Board beginning in 2006 and as Chairman from January 1, 2007. He also served as Chief Executive Officer of DENTSPLY from January 1, 2007 through the Merger and as President in 2007 and 2008. Prior to that time, Mr. Wise served as DENTSPLY’s President and Chief Operating Officer in 2006, as Executive Vice President in 2005 and Senior Vice President and Chief Financial Officer from December 2002 through December 2004. From 1999 to 2002, Mr. Wise was Senior Vice President and Chief Financial Officer with Ferro Corporation of Cleveland, OH. From 1994 to 1999 he was Vice President and Chief Financial Officer at WCI Steel, Inc., of Warren, OH; and prior to that he was a partner with KPMG LLP. From 2006 until the company was taken private in 2010, Mr. Wise served on the Board of IMS Health. From 2012 until the time of its sale in September 2015, Mr. Wise served on the Board of Pall Corporation. From 2008 until the sale of the Company in 2012 Mr. Wise served on the Board (including one year as Chairman) of the Dental Trade Alliance. From 2007 to the present, Mr. Wise has served as a director of Dental Lifeline Network.

Qualifications considered for Mr. Wise included his role as the former Chief Executive Officer of the Company; his deep and active knowledge and understanding of the dental business and the Company; and his overall general business, financial and accounting knowledge.

20

In addition, to Mr. Wise and Mr. Slovin, our current executive officers include Christopher Clark, Jonathan Friedman, Ulrich Michel, Maureen MacInnis and James Mosch. Information concerning the business experience of Mr. Clark, Mr. Friedman, Mr. Michel, Ms. MacInnis and Mr. Mosch follows.

Rainer Berthan Age 52	Mr. Berthan currently serves as the Executive Vice President, Manufacturing and Supply Chain at Dentsply Sirona and Managing Director at the Dentsply Sirona Bensheim site. He leads the manufacturing and supply chain function globally. Formerly, Mr. Berthan held the position of Executive Vice President of Sirona since August 2012. Before joining Sirona, Mr. Berthan worked for five years in the MDAX-listed joint stock company Demag Cranes, where he was member of the Executive Committee of the company holding, as well as the Managing Director of the two subsidiaries Demag Cranes & Components and Gottwald Port Technology - both world leaders in their specific mechanical engineering fields. From 2004 to 2008, Mr. Berthan was the Managing Director of the Chinese subsidiary of Weidmüller, a German electrotechnology company. Between 2002 and 2004 he was a member of the board of New Tech Com Europe, a leading provider of mobile communications infrastructure. Prior to this, Mr. Berthan held various management positions at RWE and Daimler-Benz. Mr. Berthan has a degree in business administration from the Munich University of Applied Sciences.

Christopher Clark Age 54	Mr. Clark currently serves as President and Chief Operating Officer, Technologies. Formerly, Mr. Clark held the title of President and Chief Financial Officer of DENTSPLY since April 2013. His primary responsibilities included strategy and business development activities, all finance functions including investor relations, as well as DENTSPLY's corporate functions for clinical affairs, information technology, manufacturing, human resources, and research and development. Since joining DENTSPLY in September 1992, Mr. Clark held positions of progressive responsibility including Director of Marketing, General Manager & Vice President, Executive Vice President, and for six years was the Company’s Chief Operating Officer. Mr. Clark is a current Board member for the Dental Trade Alliance. Prior to joining DENTSPLY, Mr. Clark was employed with Procter & Gamble in a number of management positions, including Brand Manager of Crest Toothpaste. Mr. Clark received his Bachelor of Arts degree in Economics from Harvard University and has a Master of Business Administration degree in marketing and finance from Columbia University's Graduate School of Business.

21

Jonathan Friedman Age 45	Mr. Friedman currently serves as Senior Vice President, General Counsel & Secretary. Formerly, Mr. Friedman held the title of General Counsel and Secretary of Sirona since September 2007. From 2001 to 2007, Mr. Friedman was Chief Legal Officer and Secretary of National Medical Health Card Systems, Inc., a NASDAQ listed pharmacy benefit manager. In this role, Mr. Friedman’s primary focus was on corporate acquisitions and financings, general corporate transactions, Exchange Act reporting, corporate governance, intellectual property matters and regulatory compliance. Prior to his tenure at National Medical Health Card Systems, Inc. Mr. Friedman served as Vice President and Deputy General Counsel to a publicly traded company and was an associate at a major New York City law firm. In each of those roles, Mr. Friedman’s emphasis was on public and private securities offerings, mergers and acquisitions, commercial transactions, technology licensing, regulatory compliance and securities law. Mr. Friedman holds a J.D. (graduating cum laude) from St. John’s University School of Law, where he was also the Articles and Notes Editor of the Law Review.

Maureen MacInnis Age 55

Ms. MacInnis currently serves as Senior Vice President and Chief Human Resources Officer of Dentsply Sirona. Formerly, Ms. MacInnis held the title of Vice President, Chief Human Resources Officer of DENTSPLY since April 2009. In this role, Ms. MacInnis helps drive growth through clear linkage between the business strategy and people strategies, talent management and succession processes, as well as compensation and benefits, employee relations, leadership development and training. Ms. MacInnis has over 30 years of experience in all aspects of Human Resources, particularly with expertise in organization design, acquisition, succession planning and communications.  Prior to joining DENTSPLY, Ms. MacInnis held Human Resources executive positions at CIGNA and at Trane Corporation. Ms. MacInnis graduated from King’s College with a Bachelor of Arts degree in Business Administration and received an MBA from Lehigh University.

22

Ulrich Michel Age 53	Mr. Michel currently serves as Executive Vice President and Chief Financial Officer of Dentsply Sirona. Formerly, Mr. Michel held the role of Executive Vice President and Chief Financial Officer of Sirona since October 2013. From April 2005 to October 2013 he was Chief Financial Officer of WABCO, a New York Stock Exchange listed company that is a global technology leader in the commercial vehicle industry. Prior to that, he served as Chief Financial Officer for American Standard's Trane Commercial Systems’ business in the Europe, Middle East, Africa & India Region. Mr. Michel joined American Standard from Honeywell International/Allied Signal where he spent six years in financial leadership positions in the U.S. and Europe, with areas of focus including mergers and acquisitions, the Specialty Chemicals business and the Control Products business. Before joining Honeywell International/Allied Signal, he spent eight years at Pricewaterhouse, working both in the U.S where he qualified as a U.S. Certified Public Accountant, and in Europe where he became a German Wirtschaftsprüfer. He holds a Degree in International Business from the University of Applied Science in Pforzheim, Germany.

James Mosch Age 59	Mr. Mosch currently serves as President and Chief Operating Officer, Dental and Healthcare Consumables of Dentsply Sirona. Formerly, Mr. Mosch held the title of Executive Vice President and Chief Operating Officer of DENTSPLY since April 2013. Mr. Mosch joined DENTSPLY in 1994 and since 2003, has held positions of increasing responsibility including Vice President, General Manager and Senior Vice President. Mr. Mosch is a past Board member of the Dental Trade Alliance Foundation. Prior to joining DENTSPLY, Mr. Mosch held several executive positions in the areas of sales, marketing and operations with Baxter International and American Hospital Supply. Mr. Mosch graduated from Purdue University with a Bachelor of Science degree in Industrial Management/Life Sciences and received an MBA from Southern Methodist University.

Votes Required

Nominees for director in an uncontested election are to be elected by a majority vote of the votes cast at the Annual Meeting (known as “majority voting”). If any nominee who is a sitting director receives less than a majority of the votes cast, a previously tendered resignation by such director becomes effective. The acceptance or rejection of such resignation shall be determined by the Board, taking into consideration, to the extent determinable, the reasons the nominee did not receive a majority vote.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Directors.

23

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2016.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2015 and 2014 (in thousands):

	2015 ($)	2014 ($)
Audit (1)	4,100	3,820
Audit related (2)	187	94
Tax (3)	2,405	3,240
Other (4)	7	7
Total	6,699	7,161

(1)	Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)	Audit related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	Other fees were for access to certain research services of PwC.

The Audit Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit Committee, or can be pre-approved by the Chairman of the Audit Committee subject to ratification by the Audit Committee at its next meeting. Management makes a presentation to the Audit Committee (or the Chairman of the Audit Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit Committee in accordance with its procedures.

24

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal, as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

Neither our By-laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The Audit Committee and the Board of Directors unanimously recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company for the year ending December 31, 2016.

25

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2015, the Audit Committee was comprised of three directors, all of whom were independent as defined by NASDAQ Rule 5605. In addition, Messrs. Lunger, Beecken and Brandt have been designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit Committee and the Board and amended as determined appropriate.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”); and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and PwC. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed under the rules adopted by the PCAOB.

In addition, the Audit Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with PwC the overall scope and plans for their audits. The Audit Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2015 filed with the SEC.

AUDIT AND FINANCE COMMITTEE

Francis J. Lunger	David K. Beecken	Eric K. Brandt

26

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this proxy statement. This proposal is also referred to as the “Say-on-Pay vote.”

The Human Resources Committee of the Board of Directors (“HR Committee”) has overall responsibility for evaluating and determining the Company’s executive compensation, and all of the members of the Board approve the compensation of the Executive Chairman and the Chief Executive Officer. In 2015, the HR Committee was comprised solely of independent directors and the same is true with respect to the current HR Committee. The Compensation Discussion and Analysis (“CD&A”) in this proxy statement provides an extensive description of the process and substance of the activity of the HR Committee in determining executive compensation generally and for 2015.

DENTSPLY SIRONA’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans. Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our Named Executive Officers’ pay to performance. Consistent with our performance based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity based programs. Our performance based annual incentive program rewards short-term performance; while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual bonus program and, as applicable, under our equity incentive awards focus on objectives that the HR Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, restricted stock units, and performance restricted stock units more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and restricted stock unit.

We provide competitive pay opportunities to attract and retain talented executive management. The HR Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. We target the 50th percentile of the market for base salary, annual target cash compensation levels, and our equity compensation. This positioning places greater emphasis on long-term risk-based pay, alignment with stockholder interests and long-term retention.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The HR Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

27

This advisory stockholder vote gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies through the resolution below. We believe the philosophy and approach described in the CD&A and summarized above has worked well for the Company, as historically the Company has delivered solid performance and returns to its stockholders.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although the advisory vote is non-binding and will not require the Company to take any action, the HR Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers.

28

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The DENTSPLY SIRONA Inc. HR Committee is comprised of four directors, all of whom are independent under NASDAQ Rule 5605, and operates under a written charter. The 2015 HR Committee consisted of three members, all of whom were independent directors. The following report describes the components of the Company’s executive officer compensation programs, and the basis on which 2015 compensation determinations were made with respect to the executive officers of the Company. The HR Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. Based on such review and discussions, the HR Committee has recommended to the Board that the CD&A be included in this proxy statement and is incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2015.

HUMAN RESOURCES COMMITTEE

Arthur D. Kowaloff	David K. Beecken	Eric K. Brandt	Michael J. Coleman

29

COMPENSATION DISCUSSION AND ANALYSIS

I.	Executive Summary

General Background

This section discusses the principles underlying our policies and provides information and analysis of decisions made concerning the compensation of the Company’s executive officers for 2015. This information describes the processes and considerations on which compensation was earned and awarded to our executive officers, and provides perspective on the tables and narrative that follow, with the focus on the compensation of our Named Executive Officers (“NEOs”) in 2015. As such, unless otherwise specified or clearly required by the context, when used in this section and the tables and narrative that follow (a) the words “Company,” “we,” “us,” and “our,” shall be deemed to refer to DENTSPLY International Inc. (prior to the Merger) and (b) the terms “HR Committee” and “Committee” shall be deemed to refer to the 2015 HR Committee of DENTSPLY International Inc.

This CD&A is organized under the following sections:

I.	Executive Summary

General Background

2015 Named Executive Officers

Roles in Executive Compensation

Compensation Philosophy and Objectives

Pay for Performance Review

Fiscal 2014 Performance

Relationship between Company Performance and CEO Compensation

Say on Pay Vote in 2015

II.	Determination of 2015 Executive Compensation

Review of Pay Relative to Peer Groups

Determination of Annual Base Salaries

Determination of Annual Incentive Awards

Determination of Equity Incentive Compensation

Compensation Recoupment Policy

III.	Post-Termination Arrangements

Termination of Employment

Termination following Change-in-Control

IV.	Retirement and Other Benefits

V.	Executive Stock Ownership Guidelines

VI.	Tax Deductibility of Executive Compensation

VII.	Hedging and Pledging of Company Stock

2015 Named Executive Officers

The Company’s NEOs in 2015 were the following:

Bret W. Wise, Chairman of the Board and Chief Executive Officer

Christopher T. Clark, President and Chief Financial Officer

James G. Mosch, Executive Vice President and Chief Operating Officer

Robert J. Size, Senior Vice President

Albert J. Sterkenburg, Senior Vice President

30

Roles in Executive Compensation

The HR Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department. In addition, with respect to the compensation established for the NEOs in 2015, the Committee engaged an independent compensation consultant, Exequity LLP (“Exequity”), to advise on matters related to the compensation of the Chief Executive Officer (“CEO”) and other executives. The Committee also considered recommendations from the CEO regarding compensation for other executive officers.

Compensation Philosophy and Objectives

The HR Committee’s compensation philosophy was to provide a compensation package designed to satisfy the following principal objectives:

•	to align executive compensation with corporate performance and stockholder interests. This was accomplished by rewarding performance that directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;
•	to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;
•	to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based; and
•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking.

31

In furtherance of the philosophy and objectives discussed above, the compensation program for executive officers in 2015 consisted of the components outlined in the chart below:

COMPENSATION COMPONENTS
Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attract and retain quality management Competitive with the market Recognize executive's level of responsibility and experience in position
Annual Incentive Plan	Short-term compensation Cash award based on accomplishment of annual objectives related to internal sales growth, adjusted net income and strategic objectives	Motivate and reward performance relative to annual objectives Competitive with market to attract and retain executive management Based on performance of the Company to align with stockholder interest
Equity Incentive Compensation

Long-term compensation

Equity incentive awards consisting of stock options and restricted stock units, some of which vest with the passage of time and some of which vest with the passage of time in combination with specific performance objectives

Reward for sustaining long-term performance Align directly with stockholder interest Enhancement of long-term stockholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon a Change-in-Control Event	Basic economic and retirement benefits	Attract and retain quality management Provide basic short and long-term security Support focus on Company's activities and interest during change-in-control event

The Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Committee, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital.

32

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

The expected value of 2015 equity incentive grants was determined by the Committee or Board, as applicable, at its first meeting of the year. When granted, stock options are granted with an exercise price equal to the closing price on the day of the grant, and with restricted stock units ("RSUs") the recipient is granted a right to a specified number of shares. The grant date in 2015 for equity grants was the third trading day after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2014, and the number of shares subject to such grants was determined at that time based on the previously established expected values, and the closing stock price or option value on such grant date.

Pay for Performance Review

Pay for performance has been and is an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The Annual and Equity Incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that there is a correlation between level of position and degree of risk of obtaining target compensation. Based on this principle, a higher percentage of the total compensation of the Company’s more senior executives with the highest levels of responsibility have been variable and subject to performance. The table below shows the percentage of each NEO’s total compensation for 2015 which was variable.

NEO	Short-Term Incentive Compensation as Percentage of Total 2015 Compensation	Long-Term Incentive Compensation as Percentage of Total 2015 Compensation	Total Incentive Compensation as Percentage of Total 2015 Compensation
Bret W. Wise Chairman of the Board and Chief Executive Officer	23.2%	58.0%	81.2%
Christopher T. Clark President and Chief Financial Officer	22.0%	53.5%	75.5%
James G. Mosch Executive Vice President and Chief Operating Officer	21.0%	52.8%	73.8%
Robert J. Size Senior Vice President	26.9%	37.4%	64.2%
Albert J. Sterkenburg Senior Vice President	30.0%	31.3%	61.3%

33

Fiscal 2014 Performance

Information regarding the Company’s performance in 2014 was taken into consideration by the Committee when it established the 2015 base salaries for the NEOs. For the year ended December 31, 2014, sales were $2.923 billion, or $2.793 billion excluding precious metal content.

The following table reflects the Company’s sales and earnings in fiscal year 2014 and 2013.

	2013 ($ in millions, except EPS)	2014 ($ in millions, except EPS)	Change (%)
Net Sales	2,950.8	2,922.6	(1.0)
Net Sales (excluding precious metal content)	2,771.7	2,792.7	0.8
Adjusted Diluted EPS	2.35	2.50	6.4

The following table has been included for reference and reflects the Company's sales and earnings in fiscal year 2015 and 2014.

	2014 ($ in millions, except EPS)	2015 ($ in millions, except EPS)	Change (%)
Net Sales	2,922.6	2,674.3	(8.5)
Net Sales (excluding precious metal content)	2,792.7	2,581.5	(7.6)
Adjusted Diluted EPS	2.50	2.62	4.8

In this table, the Company is providing GAAP information for Net Sales and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this CD&A, provides a better measure of performance for comparison purposes. Please see Appendix A to this Proxy for a reconciliation of non-GAAP information to GAAP information.

Relationship between Company Performance and CEO Compensation

As part of the review of the CEO’s compensation, the Committee reviewed and approved the Company’s goals and objectives, which were relevant to the compensation of the Company’s CEO, and evaluated the CEO’s performance with respect to those goals and objectives. The Board then determined the CEO’s total compensation level based on such evaluation and the other information described in this report. The Committee also reviewed and approved compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Annual Incentive Plan) for the Company’s other NEOs (as well as such other employees of the Company as the Committee may determine from time to time to be necessary or desirable) and the grant of equity incentive awards pursuant to the Company’s Equity Incentive Plan.

34

The following table illustrates the relationship between the Company’s performance, based on the performance metrics deemed most important and applied by the Committee, and CEO compensation.

	2013 Annual Incentive Target Achievement & Annual Incentive Comp			2014 Annual Incentive Target Achievement & Annual Incentive Comp			2015 Annual Incentive Target Achievement & Annual Incentive Comp
	At 100%	Achieved	Incentive Comp Earned	At 100%	Achieved	Incentive Comp Paid	At 100%	Achieved	Incentive Comp Paid
Bret W. Wise Chairman & CEO	$1,034,000	82.6%	$854,300	$1,128,000	97.7%	$1,102,500	$1,170,000	128.2%	$1,499,900

Say on Pay Vote in 2015

In 2015 at the Annual Stockholders’ meeting, stockholders of the Company had the opportunity to vote, on an advisory basis, on the Company’s executive compensation. Ninety-eight percent (98%) of the stockholders who voted on the matter approved, on an advisory basis, the Company’s executive compensation. The Committee viewed this as support of the Committee’s approach to the determination and setting of the compensation of the Company’s executives. The current HR Committee intends to continue to monitor the Company’s pay philosophy and programs and will make revisions, as appropriate.

II. Determination of 2015 Executive Compensation

The Company’s intention in developing total annual compensation for executives was to be externally competitive and meet the Company’s compensation objectives. Salary ranges, annual bonus plan targets and equity compensation targets were developed using a “total compensation” perspective which considers all components of compensation.

Review of Pay Relative to Peer Groups

In establishing the Company’s executive compensation, compensation programs and awards for 2015, the Committee reviewed and considered market data and a report from Exequity on the Company’s overall executive compensation program. For purposes of market comparison, the Committee considered the levels of current compensation at companies of similar size as the Company, using a broad compensation survey provided by Towers Watson, and the proxies of a smaller group of companies (collectively the “Peer Group”). With respect to the Towers Watson survey, the Committee tried to identify companies of similar size and complexity to be included. The primary Towers Watson database used in 2014 was comprised of twenty-six comparator companies (“Primary Survey Peer Group”). The Primary Survey Peer Group is identified in Appendix B to this proxy statement. Where insufficient data was available from the Primary Survey Peer Group to make adequate comparisons to certain positions in the Company’s executive team, the Committee considered a secondary Towers Watson group comprised of an additional two hundred and forty-one comparator companies with revenues of $1 billion to $5 billion. To complement the Towers Watson survey data, the Committee, with assistance from Exequity, identified a peer group comprised of sixteen organizations intended to be more closely aligned with the size and nature of operations of the Company’s business, for which a more detailed compensation review was done based on those organizations' 2014 proxies (“Proxy Peer Group”). This Proxy Peer Group is identified below:

35

Proxy Peer Group

Becton, Dickinson and Co.	Patterson Companies Inc.	The Cooper Companies, Inc.
CareFusion Corp.	PerkinElmer Inc.	Varian Medical Systems Inc.
C.R. Bard Inc.	ResMed Inc.	Waters Corp.
Edwards Lifesciences Corp.	STERIS Corp.	Zimmer Holdings Inc.
Henry Schein Inc.	St. Jude Medical
Mettler-Toledo International Inc.	Teleflex Inc.

Data from the Peer Groups were considered by the Committee and compared with the compensation of the Company’s executive officers in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. Exequity also provided a report to the Committee that analyzed the Peer Group data and provided commentary with respect to the Company’s overall executive compensation program, including executive compensation base pay, the annual and long-term incentive program design, common share usage and burn rates from the Company’s equity incentive programs.

The analysis by Exequity reflected that in general, the targeted total direct compensation (base salary, annual incentive and annualized expected value of long-term incentives) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Group data. This, of course, is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual incentive plan and can be higher or lower than the expected percentile depending on performance.

The Committee did not consider the overall wealth accumulation of executives in establishing the 2015 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth.

The Committee also annually reviews the specific components and a comprehensive aggregation of the entire executive compensation pay and programs.

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the Committee strived to reflect the external market value of a particular role as well as the experiences and qualifications that an individual has brought to the role. The primary purpose of the Company’s base salaries was to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance and experience level.

The starting point for the Committee in establishing 2015 base salaries and annual incentive awards was is to review the total annual cash compensation of the executive officers against the total annual cash compensation for comparable positions in the Peer Groups. In determining the total annual cash compensation of an executive officer, the Committee established a comparative base salary and what the annual incentive awards for the executive officers

36

would be at the 100% target achievement level (as described in the Annual Incentive section of this report), relative to comparable positions reflected in the Peer Groups. Once the Committee established the appropriate range for base salaries, the Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, were also taken into consideration in determining any adjustment.

The base salaries of the executive officers were reviewed in December 2014 in connection with this review of total compensation. Based on its overall review, at its meeting in December 2014, the Committee and the Independent members of the Board, with respect to the CEO, approved base salaries for the NEOs for 2015 as follows:

Bret W. Wise, Chairman of the Board and Chief Executive Officer - $975,000

Christopher T. Clark, President and Chief Financial Officer - $636,500

James G. Mosch, Executive Vice President and Chief Operating Officer- $573,100

Robert J. Size, Senior Vice President - $456,100

Albert J. Sterkenburg, Senior Vice President - €335,100

Determination of Annual Incentive Awards

As discussed above in the section on Compensation Philosophy and Objectives, the Committee believed in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation be competitive with the market, but that it would also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believed this approach helped to align the compensation and objectives of the executives with the Company and its stockholders. Target annual incentive awards were determined and expressed as a percentage of each executive’s base salary. The Committee, and the independent members of the Board for the CEO, determined the general performance measures and other terms and conditions of awards for executives covered under the Company’s annual incentive program, and the weight attributable to each performance goal for the NEOs. For executives below the level of the NEOs, the CEO and other executives establish the performance objectives and weighting based on direction provided in the Annual Incentive Plan.

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In establishing the target payouts, the Committee evaluated the compensation levels in the Peer Groups. The Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, would be competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Committee, the executives are rewarded with higher annual bonuses and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company. The annual incentive plan, which is largely based on the financial performance of the Company, provides that the Committee may adjust positively or negatively the net income component of the financial results to address the impact of significant or non-recurring unbudgeted income or expenses, that were not considered in the targets set for the year, are not reflective of current operations, or benefit future periods.

37

As noted earlier, the Committee believed that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives; as a result, their total annual compensation will be more significantly correlated, both upward and downward, to the Company’s performance. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results of the Company, delivering lower-than-market total cash compensation when financial performance is below targets set by the Committee and higher total cash compensation when the results are above such targets. Consistent with this principle, for 2015, the bonus targets for the NEOs ranged from 65% to 120% of base salary depending on the executive’s position, as set forth below.

Name	Target as Percent of Salary
Bret W. Wise, Chairman of the Board and Chief Executive Officer	120%
Christopher T. Clark, President and Chief Financial Officer	85%
James G. Mosch, Executive Vice President and Chief Operating Officer	75%
Robert J. Size, Senior Vice President	70%
Albert J. Sterkenburg, Senior Vice President	65%

As noted above, the actual annual incentive awards are based on an executive’s performance against objectives established by the Committee. Awards may range from no award being earned to 200% of target, although attainment at the maximum award level would be extremely difficult and is not expected. Awards, for the positions of the NEOs over the last three years have ranged from 82.6% to 167.0% of target.

The performance measures established by the Committee for the NEOs at the beginning of 2015, based on the annual budget approved by the Board, were allocated 80% to financial and 20% to strategic objectives. The 2015 financial targets for the NEOs were based on the Company’s adjusted net income, internal sales growth, and net working capital performance. In the case of operating executives who had responsibility for certain businesses, in addition to the targets for the Company’s adjusted net income, internal sales growth and net working capital, a portion of their annual target was comprised of the operating income, internal sales growth and net working capital of those businesses. The targets for adjusted net income were set at levels so that minimal levels of achievement had to be met in order for any incentive award to be paid. The Committee established objectives for adjusted net income, internal sales growth and net working capital which it believed were challenging but fair and consistent with the executive compensation objectives described above. If the objectives were met, it was believed that the Company’s performance objectives should lead to greater long-term stockholder returns.

The financial targets for 2015 for the NEOs, other than Mr. Sterkenburg, who had direct operating business responsibility, were internal sales growth of 2.2%, with a target zone of 1.7% to 2.7%, and corporate adjusted net income of $364.8 million, net of specific items. Fifty percent of Mr. Sterkenburg’s objectives were based on the same objectives as the other NEOs, and the remaining amount of Mr. Sterkenburg’s target incentives were based on the internal sales growth and income from operations of the businesses for which he had responsibility. In 2015, Mr. Sterkenburg was also eligible for an additional 10% related to specific segment operating business results. The components of Mr. Sterkenburg’s annual incentive compensation related to operating activities is not material and the Company believes it would be competitively harmful to disclose the operating business objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses. The targets for the operating segments are set based on the projected budgets for the operating businesses and are meant to be challenging and which, if met, would result in the operating business meeting its strategic objectives and/or outperforming its competition in the market.

The strategic objectives which comprised 20% of the NEOs’ target relate to planning for and early execution of a strategic efficiency initiative designed to increase adjusted operating margins and realign resources towards growth

38

initiatives. The objective included several specific strategic areas to be addressed, as well as a measure of actual financial performance versus the approved budget for the initiative.

Annual cash incentive awards for 2015 were determined by multiplying the results for each performance objective (i.e., the percentage of that target award payable based on performance) by the target award opportunity for each NEO as described above, and then multiplied by the base salary as of December 31, 2015, the end of the performance period. At its February 2016 meeting, the Committee reviewed the performance of the Company and its executives with respect to the annual objectives to determine whether the NEOs had met or exceeded the 2015 performance goal. In 2015, the Company met its efficiency initiative, including implementing structural changes to the operating model in defining strategic business units globally, creating new country organizations, implementing global procurement initiatives, transitioning to a global shared services model, and significantly exceeded the efficiency and operating margin improvement targets for 2015. The Committee reviewed the performance of the Company relative to the strategic objective and concluded that management had successfully exceeded the target on the objective and awarded 25 percent compared to a target for the strategic objective of 20 percent. Based on this review and the financial attainment, the NEOs were paid bonuses at the percent of target as set forth below:

Bret W. Wise, Chairman of the Board and Chief Executive Officer - 128.2%

Christopher T. Clark, President and Chief Financial Officer - 128.2%

James G. Mosch, Executive Vice President and Chief Operating Officer - 128.2%

Robert J. Size, Senior Vice President - 128.2%

Albert J. Sterkenburg, Senior Vice President - 167.0%

Determination of Equity Incentive Compensation

The third principal component in total compensation for the Company’s executives in 2015 was the award of equity incentives under the DENTSPLY International, Inc. Equity Incentive Plan, consisting of stock options, time-based restricted stock units ("RSUs"), and performance-based restricted stock units ("PRSUs").

The Committee believed that equity incentive compensation serves an essential purpose in attracting and retaining senior executives and providing them long-term incentives to maximize stockholder value. The Committee also believed that long-term incentive awards align the interests of the executive officers with those of our stockholders. Long-term incentive awards for executive officers generally were made annually, as part of the “total remuneration” approach to executive compensation, under the stockholder-approved DENTSPLY Equity Incentive Plan. The long-term incentive program was designed to reward long-term performance and was comprised of three components in 2015:

•	Stock option awards designed to reward stock price growth;
•	Time-based RSU awards (except as noted below for certain NEOs who have performance requirements); and
•	PRSU awards based on accomplishment of a specific three-year performance objective.

A stock option becomes valuable only if the Company’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest, and thus, is a significant performance-based compensation component. This provides an incentive for an option holder to remain employed by the Company and to enhance stockholder value. The Committee believed that equity-based compensation ensured that the Company’s executive officers had a continuing stake in the long-term success of the Company and was most closely aligned with the interest of stockholders.

As described in the Executive Summary section of this CD&A, the Company granted 2015 stock option awards three days after the Company filed its Annual Report on Form 10-K for the prior fiscal year. Stock options are granted at the

39

closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. Stock option grants vest and become exercisable over three years - one-third on each of the first three anniversaries following grant - and are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination of employment or retirement. Under the terms of the Company’s Equity Incentive Plan, RSUs/PRSUs and unvested stock options are forfeited if the executive voluntarily leaves prior to vesting for stock options, full vesting of RSUs/PRSUs or a qualified retirement. Individuals have 90 days upon termination to exercise any vested stock options; after the 90 days, the stock options are forfeited.

The Committee believed that the use of RSUs and PRSUs as part of the Company’s equity compensation program was consistent with current market practices, provided a greater opportunity for executives to build share ownership in the Company, provided an incentive for executives to remain with the Company and provided an equity vehicle that allowed the Company to attract, motivate and retain the executive talent considered critical for achieving the Company’s goals. RSUs awarded in 2015 provided for cliff vesting after three (3) years (and, for certain executive officers including the CEO, subject to the accomplishment of certain performance requirements), and PRSUs provided for cliff vesting after three (3) years, provided that a performance objective is met. With respect to the PRSUs awarded to the NEOs in 2015, the Committee established a three (3) year performance objective with a target of attaining a 20% operating margin in 2017 and included performance measures for each year with year-over-year improvement. For Messrs. Wise, Clark and Mosch, in addition to time-based vesting, the RSUs included a performance requirement regarding the aggregate net income of the Company over the three year vesting period.

Guidelines for the size and type of awards were developed based upon, among other factors, the Committee’s review of the Peer Group data, input from Exequity, shares available for grant under the Equity Incentive Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Group. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plan.

Equity grants made to Messrs. Wise, Clark and Mosch in February 2015 were allocated such that 30% of the annualized expected value of total equity incentive compensation granted in 2015 would consist of stock options, while 20% would consist of RSUs and 50% would consist of PRSUs (at maximum performance attainment). For NEOs other than the CEO, the portion of equity compensation in 2015 that consists of PRSUs was increased, and the portion that consists of RSUs accordingly decreased. For Mr. Size and Mr. Sterkenburg, equity grants made in February 2015 were allocated such that 30% of the annualized expected value of total equity incentives granted in 2015 would consist of stock options, while 30% would consist of RSUs and 40% would consist of PRSUs (at maximum performance attainment). In 2016, the portion of equity compensation that consists of PRSUs continued to increase, and the portion that consists of stock options and RSUs accordingly were decreased further for Mr. Wise and the 2015 NEOs. The split between stock options, RSUs and PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Group data varies somewhat by position, the Committee generally targeted the equity incentive compensation at or near the median of the Peer Group at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target. Typically the maximum incentive opportunity (assuming performance exceeds target and meets the maximum targets in the plan) is in the range of the 50th to 65th percentile of the Peer Group.

The 2015 PRSU grant was subject to a three (3) year performance objective to increase the adjusted operating margin to 20.0% or more, compared with a base period measurement of 18.4% in 2014 excluding the impact of acquisitions. The objective included performance measures each year in the three year period.  In 2015, the company achieved an adjusted operating margin of 20.2%, or a 180 basis point improvement in year one of the three year performance period, exceeding the target and the maximum target for both 2015 and 2016 and exceeding the target for

40

2017. In September 2015, the Company announced a merger with Sirona Dental Systems, Inc., which was completed on February 29, 2016. As a consequence of the Merger, the Company will no longer be able to accurately measure the performance measurement for 2016 and 2017. As a result, the Committee concluded that it would measure the 2015 actual performance against the targets for 2015, 2016 and 2017 to determine the attainment for the entire performance period. The Committee also considered the approved budget for 2016, which included further growth in this measure planned for 2016 compared to the actual result in 2015, although credit for such increase was not given in determining the attainment. Based on the above, the Committee determined that the overall performance attainment would be 83.3% of achievement for the 2015 PRSU awards granted, based on the actual result in 2015. The remaining service period of two years will continue to be required before vesting, subject to the executives’ continuing employment with the Company. Please see pages 35-36 in the Company’s Form 10-K for 2015 for a reconciliation of the adjusted operating income and margin information.

While equity awards under the Equity Incentive Plan generally involve no immediate cash cost, the Company does recognize expense for such awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), “Compensation - Stock Compensation” (Topic 718), (“ASC Topic 718”).

Compensation Recoupment Policy

In the event of a material restatement of our financial results, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board shall amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable law.

III.  Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements with all of the 2015 NEOs. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the executive’s death, his or her estate will be entitled to receive the deceased executive’s then current base compensation for a period of one year following the date of the executive’s death, together with the executive’s pro-rata share of any incentive or bonus payments for the period prior to the executive’s death in the year of such death. Each of the employment agreements also provides that, in the event that the executive’s employment is terminated by the Company other than in connection with a change of control of the Company (as defined in the agreements) without cause, or by the executive with good reason, the Company will be obligated to pay or provide to the employee, over a period of two years subsequent to termination of employment, (i) base salary at the rate in effect immediately preceding the termination, and (ii) the payments and benefits that the executive would have received under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the executive participated before such termination.

41

The NEOs are eligible for an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. The Company shall pay the Employee an additional gross-up payment such that the net amount retained by the NEO after deduction of any excise tax imposed under section 4999 of the Code and any taxes imposed upon the gross-up payment, shall be equal to the payment. The Committee has determined that this additional gross-up will not be included in any future executive employment agreements (including the employment agreement of Mr. Wise, which took effect after the Merger).

The amounts that each NEO would receive in the event of a termination described above is set forth in the Potential Payment Upon Termination or Change-in-Control tables set forth below.

Termination following Change-in-Control

The Committee believed executive officers, including all the NEOs, who are terminated or elect to resign with “good reason” (as defined in the employment agreements) in connection with a change-in-control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and stockholders during the pendency of a potential change-in-control transaction or activity without the distraction of possible job and income loss.

The Company’s change-in-control benefits were consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change-in-control of the Company, in accordance with the Company’s Equity Incentive Plan, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives, that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable. In the event that a termination of employment is made by the Company without cause or by the executive with good reason within a period of two (2) years after a change-in-control of the Company, the Company is required to pay to the NEOs, subject to the requirements of Section 409A(a)(2)(B) of the Internal Revenue Code, the benefits described in the paragraph above and the Potential Payment Upon Termination or Change-in-Control tables below.

IV.  Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

DENTSPLY International Inc. offered retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary company-funded Employee Stock Ownership Plan (“ESOP”). The NEOs participated in these plans, and the terms governing the retirement benefits under these plans for them are the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees, including executive officers, to accumulate retirement accounts through ownership of Company stock, and to allow us to make contributions or allocations to those funds.

42

Company healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs. The Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to all other U.S. based DENTSPLY employees.

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior employees qualifying for eligibility based on salary grade level. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY Supplemental Savings Plan (“DSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Board concluded were not receiving competitive retirement benefits. The Committee annually approved participants in the SERP. Contributions equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the ESOP and 401(k) plans, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The DSSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSP. The DSSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that Executive Officers may not defer base salary into Company stock because of implications under Section 16 of the Securities Exchange Act), which are tracked by the Administrator.

V.  Executive Stock Ownership Guidelines

Because the Committee believed in further linking the interests of management and the stockholders, the Company maintained stock ownership guidelines for its executives. The guidelines specify the number of shares that the Company’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including SERP and DSSP, and equity awards pursuant to the equity incentive program, other than stock options and PRSUs until after their performance criteria is met. Under the current guideline established by the Committee, executives NEOs are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Chief Executive Officer	5X
President and Chief Financial Officer	3X
Executive Vice President and Chief Operating Officer	3X
Senior Vice Presidents	2X
Vice Presidents	1X

All NEOs for 2015 were in compliance with the Stock Ownership Guidelines as of the end of 2015.

43

VI.  Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that a public company may deduct in any one year with respect to the NEOs (other than the CFO). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option incentive awards generally are performance-based compensation meeting those requirements, and, as such, are believed to be fully deductible. The Committee generally sought ways to limit the impact of Section 162(m); however, the Committee believed (and the current HR Committee believes) that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for the vesting of their RSUs granted in 2015, regarding the aggregate net income of the Company over the three year vesting period, consistent with the performance-based requirements established by 162(m).

The Dentsply Sirona Inc. 2016 Omnibus Incentive Plan was approved by stockholders at the January 11, 2016 Special Meeting of Stockholders and became effective upon the merger date of February 29, 2016. The HR Committee may grant awards under that plan that are intended to qualify for the performance based compensation exemption from Section 162(m), although, as in the past, while the HR Committee intends to consider the deductibility of NEO compensation, it may also take into consideration such other factors as it deems appropriate, such that some compensation payable to NEOs may be nondeductible.

VII.  Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to trade in options, warrants, puts and calls or similar instruments on Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

44

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2015. The Named Executive Officers are the Company’s CEO or Principal Executive Officer, CFO or Principal Financial Officer, and three other most highly compensated executive officers.

Summary Compensation Table

For Fiscal Year End December 31, 2015

Name and Principal Position (1)	Fiscal Year	Salary ($)	Stock Awards (7) ($)	Option Awards (8) ($)	Non-Equity Incentive Plan Compensation (9) ($)	All Other Compensation (10) ($)	Total ($)
Bret W. Wise	2015	975,000	2,279,992	1,479,842	1,499,900	243,020	6,477,754
Chairman of the Board and	2014	940,000	2,280,040	1,519,996	1,102,500	209,933	6,052,469
Chief Executive Officer (2)	2013	940,000	2,160,023	1,440,203	854,300	221,760	5,616,286
Christopher T. Clark	2015	636,500	1,020,032	661,921	693,600	134,513	3,146,566
President and	2014	618,000	1,081,828	618,527	513,400	118,692	2,950,447
Chief Financial Officer (3)	2013	600,000	1,099,992	549,980	396,600	124,937	2,771,509
James G. Mosch	2015	573,100	840,008	544,920	551,000	114,291	2,623,319
Executive Vice President and	2014	551,100	859,075	490,685	404,000	100,664	2,405,524
Chief Operating Officer (4)	2013	535,000	866,681	433,459	309,400	103,452	2,247,992
Robert J. Size	2015	456,100	359,424	210,168	409,300	88,797	1,523,789
Senior Vice President (5)	2014	442,800	436,800	237,823	303,000	78,319	1,498,742
	2013	402,500	383,349	192,027	226,900	74,599	1,279,375
Albert J. Sterkenburg	2015	372,515	265,668	154,918	404,420	148,305	1,345,826
Senior Vice President (6)	2014	435,273	307,334	167,322	405,857	139,611	1,455,397
	2013	423,917	316,665	158,469	229,572	149,716	1,278,339

(1)	Principal positions are the positions held during 2015.

(2)	Mr. Wise was appointed Chairman of the Board and Chief Executive Officer effective January 1, 2007.

(3)	Mr. Clark was appointed President and Chief Operating Officer effective January 1, 2009 and President and Chief Financial Officer effective April 8, 2013.

(4)	Mr. Mosch was appointed Executive Vice President effective January 1, 2009 and was additionally made Chief Operating Officer effective April 8, 2013.

(5)	Mr. Size was appointed Senior Vice President effective January 1, 2007.

(6)	Mr. Sterkenburg was appointed Senior Vice President effective January 1, 2009. Mr. Sterkenburg is located in Germany and is paid in Euros. His salary, non-equity incentive plan compensation and all other compensation amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

45

(7)	Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year. The number of shares that could be granted upon the conversion of PRSUs upon lapse of restrictions thereon ranges from zero to a maximum of two times the target amount.

(8)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

(9)	Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2015, 2014, and 2013 that were paid in cash or deferred under the DSSP in 2016, 2015 and 2014, respectively. Messrs. Clark, Mosch and Size deferred under the DSSP in 2014. Messrs. Mosch and Size deferred under the DSSP in 2015 and Mr. Size deferred in 2016.

(10)	Amounts shown are described in the All Other Compensation table that follows.

Refer to the CD&A section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the NEOs, salary compensation as a percentage of total compensation is as follows: Mr. Wise —15.1%, Mr. Clark —20.2%, Mr. Mosch —21.8%, Mr. Size —29.9% and Mr. Sterkenburg —27.7%

46

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2015:

2015 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards:	All Other Option Awards:	Exercise or Base Price of	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Stock Units (2) (#)	Number of Securities Underlying Options	Option Awards (4) ($/Share)	of Stock and Option Awards (5) ($)
Bret W. Wise
Incentive Compensation		—	1,170,000	2,340,000	—	—	—	—	—	—	—
RSUs	2/23/2015	—	—	—	—	19,487	19,487	—	—	—	1,013,324
PRSUs	2/23/2015	—	—	—	14,615	24,359	48,718	—	—	—	1,266,668
Options	2/23/2015	—	—	—	—	—	—	—	136,600	52.00	1,479,842

Christopher T. Clark
Incentive Compensation		—	541,025	1,082,050	—	—	—	—	—	—	—
RSUs	2/23/2015	—	—	—	—	8,718	8,718	—	—	—	453,336
PRSUs	2/23/2015	—	—	—	6,539	10,898	21,795	—	—	—	566,696
Options	2/23/2015	—	—	—	—	—	—	—	61,100	52.00	661,921

James G. Mosch
Incentive Compensation		—	429,825	859,650	—	—	—	—	—	—	—
RSUs	2/23/2015	—	—	—	—	7,179	7,179	—	—	—	373,308
PRSUs	2/23/2015	—	—	—	5,385	8,975	17,949	—	—	—	466,700
Options	2/23/2015	—	—	—	—	—	—	—	50,300	52.00	544,920

Robert J. Size
Incentive Compensation		—	319,270	638,540	—	—	—	—	—	—	—
RSUs	2/23/2015	—	—	—	—	—	—	4,147	—	—	215,644
PRSUs	2/23/2015	—	—	—	1,659	2,765	5,529	—	—	—	143,780
Options	2/23/2015	—	—	—	—	—	—	—	19,400	52.00	210,168

Albert J. Sterkenburg
Incentive Compensation (6)		—	242,135	484,270	—	—	—	—	—	—	—
RSUs	2/23/2015	—	—	—	—	—	—	3,065	—	—	159,380
PRSUs	2/23/2015	—	—	—	1,226	2,044	4,087	—	—	—	106,288
Options	2/23/2015	—	—	—	—	—	—	—	14,300	52.00	154,918

(1)	Amounts shown represent threshold, target and maximum amounts for the 2015 Annual Incentive Plan. The maximum award under the 2015 Annual Incentive Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by 2. The minimum amount payable under the 2015 Annual Incentive Plan is zero. Payments or deferrals made under the Annual Incentive Plan for 2015 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2015 Summary Compensation Table. Refer to the CD&A for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation.

(2)	RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

(3)	The RSUs granted to Mr. Wise, Mr. Clark and Mr. Mosch are subject to a service condition and performance requirements. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming DENTSPLY achieves the minimum performance levels required for the payment of shares.

47

(4)	RSUs and PRSUs are granted with an exercise price equal to zero.

(5)	The grant date fair value of RSUs and PRSUs is the closing stock price on the date of grant. The grant date fair value of Options uses the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are similar to those included in Note 13, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

(6)	Incentive compensation amounts for Mr. Sterkenburg were calculated by multiplying Mr. Sterkenburg’s Euro-denominated target and maximum payouts by the average rate of Euros to US dollars for 2015. Additionally in 2015, Mr. Sterkenburg had the opportunity to earn an additional 10% based on segment operating business results.

48

Outstanding Equity Awards at Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2015 for the NEOs:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Bret W. Wise	146,900	—	146,900	45.15	12/10/2017	—	—	—	—
	223,650	—	223,650	25.91	12/08/2018	—	—	—	—
	229,900	—	229,900	33.86	12/08/2019	—	—	—	—
	189,200	—	189,200	36.62	02/11/2021	—	—	—	—
	170,000	—	170,000	38.74	02/21/2022	—	—	—	—
	103,000	51,500	154,500	40.86	02/25/2023	—	—	—	—
	53,900	107,800	161,700	45.11	02/24/2024	—	—	—	—
	—	136,600	136,600	52.00	02/23/2025	—	—	—	—
						52,996	3,224,807	89,805	5,464,634
	1,116,550	295,900	1,412,450			52,996	3,224,807	89,805	5,464,634

Christopher T. Clark	59,300	—	59,300	45.15	12/10/2017	—	—	—	—
	111,800	—	111,800	25.91	12/08/2018	—	—	—	—
	89,700	—	89,700	33.86	12/08/2019	—	—	—	—
	94,700	—	94,700	36.62	02/11/2021	—	—	—	—
	75,600	—	75,600	38.74	02/21/2022	—	—	—	—
	39,333	19,667	59,000	40.86	02/25/2023	—	—	—	—
	21,933	43,867	65,800	45.11	02/24/2024	—	—	—	—
	—	61,100	61,100	52.00	02/23/2025	—	—	—	—
						11,934	726,184	58,038	3,531,612
	492,366	124,634	617,000			11,934	726,184	58,038	3,531,612

James G. Mosch	30,500	—	30,500	45.15	12/10/2017	—	—	—	—
	46,300	—	46,300	25.91	12/08/2018	—	—	—	—
	50,600	—	50,600	33.86	12/08/2019	—	—	—	—
	52,100	—	52,100	36.62	02/11/2021	—	—	—	—
	46,600	—	46,600	38.74	02/21/2022	—	—	—	—
	31,000	15,500	46,500	40.86	02/25/2023	—	—	—	—
	17,400	34,800	52,200	45.11	02/24/2024	—	—	—	—
	—	50,300	50,300	52.00	02/23/2025	—	—	—	—
						27,130	1,650,861	28,850	1,755,523
	274,500	100,600	375,100			27,130	1,650,861	28,850	1,755,523

49

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Robert J. Size	10,000	—	10,000	31.36	12/12/2016	—	—	—	—
	24,900	—	24,900	45.15	12/19/2017	—	—	—	—
	36,000	—	36,000	25.91	12/08/2018	—	—	—	—
	38,000	—	38,000	33.86	12/08/2019	—	—	—	—
	31,900	—	31,900	36.62	02/11/2021	—	—	—	—
	25,600	—	25,600	38.74	02/21/2022	—	—	—	—
	13,733	6,867	20,600	40.86	02/25/2023	—	—	—	—
	8,433	16,867	25,300	45.11	02/24/2024	—	—	—	—
	—	19,400	19,400	52.00	02/23/2025	—	—	—	—
						23,016	1,400,524	2,765	168,250
	188,566	43,134	231,700			23,016	1,400,524	2,765	168,250

Albert J. Sterkenburg	16,900	—	16,900	41.15	12/10/2017	—	—	—	—
	36,000	—	36,000	25.91	12/08/2018	—	—	—	—
	35,900	—	35,900	33.86	12/08/2019	—	—	—	—
	30,200	—	30,200	36.62	02/11/2021	—	—	—	—
	24,100	—	24,100	38.74	02/21/2022	—	—	—	—
	11,333	5,667	17,000	40.86	02/25/2023	—	—	—	—
	5,933	11,867	17,800	45.11	02/24/2024	—	—	—	—
	—	14,300	14,300	52.00	02/23/2025	—	—	—	—
						17,454	1,062,076	2,044	124,377
	160,366	31,834	192,200			17,454	1,062,076	2,044	124,377

(1)	Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
2/24/2024	One-third vested February 24, 2016; the remaining one third will vest February 24, 2017.
2/23/2025	One-third vested February 23, 2016; one third will vest February 23, 2017; and one third will vest February 23, 2018.

(2)	The Company’s stock options are granted at the Board meeting in February each year, with a grant date that is generally three business days after the Company’s report of financial results for the prior year, to employees already in the equity incentive program, and to newly hired executive officers at the HR Committee meeting following the executive officer’s employment date. Prior to 2011, the Company’s equity grants to employees already in the equity incentive program were made at the December Board meeting each year. The exercise price reflects the closing price of DENTSPLY Common Stock on the grant date.

(3)	Stock options generally expire ten years after the grant date.

50

(4)	Both RSU and PRSU grants are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant, except that they become immediately vested upon death, disability or qualified retirement. The PRSUs that were granted in 2013 and 2014 are included at the actual amounts based on the respective one-year performance attainment. RSUs have no expiration date. With respect to Mr. Wise, Mr. Clark and Mr. Mosch, vesting of RSUs is contingent upon the continued profitability of the Company and these are included in the column “Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested.” The RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/25/2013	vested on February 25, 2016
2/24/2014	will vest on February 24, 2017
2/23/2015	will vest on February 23, 2018

(5)	The market value represents the number of RSUs and the actual amount of PRSUs granted based on 2013 and 2014 attainment, multiplied by the December 31, 2015 stock closing market price of $60.85.

(6)	Includes RSUs for Messrs. Wise, Clark and Mosch together with PRSUs for Messrs. Wise, Clark, Mosch, Size and Sterkenburg. Both RSUs and PRSUs are subject to cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant (provided, in the case of the PRSUs, that a performance objective is met; and provided, in the case of the RSUs granted to Messrs. Wise, Clark and Mosch that the Company meets the performance requirement), except that they become immediately vested upon death, disability or qualified retirement. PRSUs are shown at the target amount for the grant made February 23, 2015 because this table shows awards outstanding at fiscal year end.

(7)	The market value represents the number of RSUs and PRSUs granted (PRSUs at the target amount), multiplied by the December 31, 2015 stock closing market price of $60.85.

All Other Compensation

Name of Executive Officer	ESOP Stock Contribution (1) ($)	401(k) Contribution (2) ($)	SERP Contribution (3) ($)	Perquisites > $10,000 (4) ($)	Pension Contribution (5) ($)	Total Other Compensation ($)
Bret W. Wise	7,950	7,950	227,120	—	—	243,020
Christopher T. Clark	7,950	7,950	118,613	—	—	134,513
James G. Mosch	7,950	7,950	98,391	—	—	114,291
Robert J. Size	7,950	7,950	72,897	—	—	88,797
Albert J. Sterkenburg	—	—	—	32,530	115,775	148,305

(1)	Represents the allocations to each of the U.S. NEOs DENTSPLY Employee Stock Ownership Plan balances for the year ended December 31, 2015. Pursuant to the terms of the ESOP Plan, non-vested ESOP shares forfeited by terminated employees and dividends earned on the forfeited shares are redistributed to the current ESOP participants, thus reducing the Company’s contribution requirement. The ESOP is a non-contributory defined contribution plan.

51

(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the U.S. NEOs.

(3)	Represents Company credits for the 2015 Plan year to the DENTSPLY U.S. Supplemental Executive Retirement Plan, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.

(4)	Represents annual cost of company car for business and personal use. Amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

(5)	Represents Company credits for the 2015 Plan year to the DENTSPLY International German pension program, which is a defined contribution plan. Amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

52

Option Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bret W. Wise(1)	—	—	38,696	$2,032,701
Christopher T. Clark	71,100	$1,409,275	21,796	$1,144,944
James G. Mosch	32,900	$774,466	13,433	$705,635
Robert J. Size	53,478	$1,453,791	7,392	$388,302
Albert J. Sterkenburg(1)	—	—	6,966	$365,924

(1) Mr. Wise and Mr. Sterkenburg did not exercise stock options in 2015.

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan

Effective January 1, 1999 and amended December 10, 2002 and January 1, 2009, the Board adopted a Supplemental Executive Retirement Plan ("SERP"). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the U.S. based NEOs, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants’ accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of Company Common Stock at the time of distribution.

The SERP provides for the possible delay in the distribution of benefits as necessary to comply with applicable administrative or legal requirements. Subject to such provisions, benefits are distributed as set forth below. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution will be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified).

In the event of a Change in Control as defined in the SERP, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a Change in Control must represent the entire SERP Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under the SERP are based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments is determined by dividing the aggregate balance of the participant’s vested account by the remaining number of installments, including the current installment to be paid.

53

The following table sets forth contributions, earnings and year-end balances for 2015, with respect to non-qualified deferred compensation plans for the NEOs.

DENTSPLY Supplemental Savings Plan

Effective January 1, 2008, the Board adopted the DENTSPLY Supplemental Savings Plan (DSSP). The purpose of the DSSP is to provide select members of the management of the Company, including all of the U.S. based NEOs, an opportunity to defer up to 50% of their base salary and 100% of their earned bonuses. Deferred amounts are general obligations of the Company and participant’s accounts are unfunded. Participants are able to elect to have their deferred compensation (other than individual salary deferrals by NEOs to Company stock) tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock.

Participation is restricted to a select group of management employees, as determined annually by the Company. The Company maintains a listing of the eligible employees. Participation in the DSSP is voluntary and participants must elect to enroll each year they are eligible to participate.

DSSP payments are made in accordance with participant or employer election, at a specified time, termination for any reason, an unforeseeable emergency, disability or death. Retirement does not apply for purposes of the DSSP. All payments will be distributed in the form of cash at the time of distribution.

All distributions under the DSSP are based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments is determined by dividing the aggregate balance of the participant’s account by the remaining number of installments, including the current installment to be paid. It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2015, with respect to non-qualified deferred compensation plans for the NEOs.

54

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions ($) (1)	Registrant Contributions ($) (2)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($) (5)
Bret W. Wise	Supplemental Executive Retirement Plan	—	227,120	126,004 (3)	—	2,934,936
	DENTSPLY Supplemental Savings Plan	—	—	64,706 (4)	—	500,627

Christopher T. Clark	Supplemental Executive Retirement Plan	—	118,613	128,488 (3)	—	1,843,005
	DENTSPLY Supplemental Savings Plan	___	—	(494) (4)	—	204,242

James G. Mosch	Supplemental Executive Retirement Plan	—	98,391	89,300 (3)	—	1,394,996
	DENTSPLY Supplemental Savings Plan	202,000	—	(4,948) (4)	—	356,164

Robert J. Size	Supplemental Executive Retirement Plan	—	72,897	38,889 (3)	—	822,094
	DENTSPLY Supplemental Savings Plan	258,193	—	(13,322) (4)	—	805,842

Albert J. Sterkenburg (6)	Supplemental Executive Retirement Plan	—	—	—	—	—
	DENTSPLY Supplemental Savings Plan	—	—	—	—	—

(1)	Participants in the DSSP can elect to contribute a portion of their salary and/or bonus into this plan. The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2015. They are included in the “All Other Compensation” column in the Summary Compensation Table.

(3)	Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2015. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)	Deferred amounts are general obligations of the Company and participants’ accounts are unfunded. Participants are able to elect to have their deferred compensation tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock. All payments will be distributed in the form of cash at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2015. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table.

(5)	The aggregate balance represents each participant’s vested balance at the end of 2015.

(6)	Mr. Sterkenburg is not eligible for the SERP or DSSP since he is not a United States employee.

55

The table below discloses potential distributions of the SERP for the NEOs if they had been terminated as of December 31, 2015:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Bret W. Wise (1)	2,934,936	2,934,936	3,416,998	3,416,998	3,632,758	2,934,936
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Christopher T. Clark (2)	1,843,005	1,843,005	2,110,966	2,110,966	2,236,970	1,843,005
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
James G. Mosch (3)	1,394,996	1,394,996	1,617,592	1,617,592	1,722,556	1,394,996
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Robert J. Size (4)	822,094	822,094	988,013	988,013	988,013	822,094
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Albert J. Sterkenburg (5)	—	—	—	—	—	—

(1)	Mr. Wise’s SERP account balance was $2,934,936 as of December 31, 2015. Mr. Wise would be entitled to additional contributions to the plan for the years 2016 and 2017, if he terminated his employment with the Company with good reason or was terminated by the Company. Pursuant to Mr. Wise’s employment agreement in effect prior to the Merger (but taking into consideration the decrease in Mr. Wise’s salary following the Merger), Mr. Wise would be entitled to additional contributions to the plan for the years 2016, 2017 and 2018 if there was a change in control of the Company. Estimated contributions for 2016, 2017 and 2018 are based on Mr. Wise’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2016, the $265,000 maximum salary multiplied by 6%). Mr. Wise has elected to receive his SERP account distribution in a lump sum payment.

(2)	Mr. Clark’s SERP account balance was $1,843,005 as of December 31, 2015. Mr. Clark would be entitled to additional contributions to the plan for the years 2016 and 2017 if he terminated his employment with the Company with good reason or was terminated by the Company. Mr. Clark would be entitled to additional contributions to the plan for the years 2016, 2017 and 2018, if there was a change in control of the Company. Estimated contributions for 2016, 2017 and 2018 are based on Mr. Clark’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2016, the $265,000 maximum salary multiplied by 6%). Mr. Clark has elected to receive his SERP account distribution in a lump sum payment.

(3)	Mr. Mosch’s SERP account balance was $1,394,996 as of December 31, 2015. Mr. Mosch would be entitled to additional contributions to the plan for the years 2016 and 2017, if he terminated his employment with the Company with good reason or was terminated by the Company. Mr. Mosch would be entitled to additional contributions to the plan for the years 2016, 2017 and 2018, if there was a change in control of the Company. Estimated contributions for 2016, 2017 and 2018 are based on Mr. Mosch’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2016, the $265,000 maximum salary multiplied by 6%). Mr. Mosch has elected to receive his SERP account distribution in a lump sum payment.

(4)	Mr. Size’s SERP account balance was $822,094 as of December 31, 2015. Mr. Size would be entitled to additional contributions to the plan for the years 2016 and 2017 if he terminated his employment with the Company with good reason or was terminated by the Company. Mr. Size would be entitled to additional contributions to the plan for the years 2016, 2017 and 2018, if there was a change in control of the Company. Estimated contributions for 2016, 2017 and 2018 are based on Mr. Size’s base salary and bonus compensation multiplied by 11.7% (combined award for

56

ESOP and SERP) less the ESOP portion (for 2016, the $265,000 maximum salary multiplied by 6%). Mr. Size has elected to receive his SERP account distribution in a lump sum payment.

(5)	Mr. Sterkenburg is not eligible for SERP since he is not a United States employee.

Employment Agreements

DENTSPLY International, Inc. entered into employment agreements with all of the NEOs. Each of these employment agreements provides that, upon termination of such individual’s employment as a result of the executive’s death, the executive’s estate will receive the then current base salary of the executive for a period of one year following the date of death, together with the executive’s pro-rata share of any incentive or bonus payments for the period prior to the executive’s death in the year of such death. Each of the employment agreements also provides that, in the event that the executive’s employment is terminated by the company without “cause” (as defined in the employment agreements), or, in the case of the US NEOs by the executive with “good reason” (as described in the employment agreements), the terminated executive will receive compensation and benefits for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of (i) the second anniversary of the date of such termination notice; or (ii) the date on which the executive would attain age 65. During this Termination Period, the executive (i) will be paid salary at the rate being paid immediately before the termination, (ii) will be entitled to receive bonus and incentive compensation in accordance with plans approved by the Board, (iii) shall not be entitled to receive any further grants of stock options or other equity incentives subsequent to the date of termination notice, but outstanding equity grants shall continue to be exercisable in accordance with their terms, (iv) will be entitled to receive the benefits that would have been accrued by him from participation under any pension, profit sharing, ESOP or similar retirement plan or plans, and (v) shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements, provided that such coverage shall terminate for any such benefit on the earlier of the following events: (i) the covered person becomes eligible for similar type coverage under another employer’s group plans; (ii) the covered person becomes eligible for Medicare health benefits; or (iii) the covered person fails to pay the premium for such coverage by the due date thereof. The US NEOs’ agreements further provide that in the event of death during the Termination Period, the NEO’s beneficiary will continue to receive payments for a period that is the lesser of the remainder of the Termination Period or twelve (12) months, and any bonuses due on a pro-rata basis until the date of the employee’s death.

The employment agreements include a non-competition commitment for periods generally of two (2) or three (3) years following termination of employment, subject to local law and the terms of the relevant agreement, and a commitment against disclosure of Company confidential information and non-solicitation of Company employees.

The Company has also entered into employment agreements with certain other members of senior management having terms similar to those described above.

Potential Payments upon Termination or Change in Control

The tables below represent the amount of compensation to each of the NEOs in the event of termination of employment under different circumstances. These amounts assume that the date of termination was December 31, 2015 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The stock price of DENTSPLY International, Inc. was assumed to remain at $60.85 per share, the closing price on December 31, 2015. Actual amounts to be paid may differ and can only be determined in the event of and at the time of the executive officers’ terminations of employment.

57

Payments Made Upon Termination

Each NEO would be entitled to receive amounts previously earned and unpaid during his employment, regardless of the reason for the termination of his employment. Those amounts include:

(1)	pro-rata share of non-equity incentive compensation would be paid in February of the year following the year in which earned;
(2)	vested stock options could be exercised within 90 days of termination;
(3)	lump sum distributions would be made for amounts accrued and vested through the Company’s ESOP and 401(k) Plan;
(4)	distributions would be made based upon prior election for amounts accrued and vested through the Company’s SERP; and
(5)	lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, each NEO would be entitled to the following:

(1)	Awards with only a time qualification for vesting will fully vest on the date of a qualified retirement (age 65, or age 60 with fifteen years of service) if a qualified retirement occurs no earlier than the one year anniversary of the grant date of the award;
(2)	Awards having any performance criteria shall fully vest only upon and when both of the following have occurred: (i) if the qualified retirement occurs no earlier than the one year anniversary of the grant date of the award, and (ii) all of the performance criteria associated with the award are met; and
(3)	Options expire upon the earlier of 5 years from that date or the original expiration date.

Payments Made Upon Termination with Good Reason by the Executive Officer, or Termination by the Company without Cause

If a US NEO terminates with good reason, or if a NEO is terminated by the employer without cause, such NEO would be entitled for the Termination Period, to the following:

(1)	full rate of salary immediately preceding the date of notice of termination, for US NEOs the first six months may have to be paid in a lump sum at the end of such six month period, and thereafter to be paid bi-weekly;
(2)	non-equity incentive compensation in accordance with the Annual Incentive Plan and based on the rate of salary immediately preceding the date of notice of termination and pro-rated based on the number of days in the year of termination that the NEO was employed, paid in February in the year following the year in which earned;
(3)	outstanding equity grants shall continue to be exercisable or vest in accordance with their terms;
(4)	benefits that would have been accrued by him from participation under any pension, profit sharing, Employee Stock Ownership or similar retirement plan or plans;
(5)	continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements, provided that for the US NEOs such coverage shall terminate for any such benefit on the earlier of the following events:

a.	the employee becomes eligible for similar type coverage under another employer’s group plans;
b.	the employee becomes eligible for Medicare health benefits; or
c.	the employee fails to pay the premium for such coverage by the due date thereof.

Payments Made Upon Termination of Employment by the Executive Officer with Good Reason or by the Company within Two (2) Years after a Change in Control

If, within two (2) years after a Change in Control (as defined in the applicable employment agreements) a US NEO terminates employment with good reason, or the Company terminates or gives written notice of termination of employment

58

to the NEO (regardless of whether with or without cause), the Company shall pay the following amounts to the NEO in a single lump sum cash payment:

(1)	An amount equal to three (3) times the executive officer’s then current annual salary for Mr. Wise, Mr. Clark, and Mr. Mosch and two (2) times current annual salary for Mr. Size and Mr. Sterkenburg;
(2)	An amount equal to three (3) times the executive officer’s annual incentive award for Mr. Wise, Mr. Clark, and Mr. Mosch, and two (2) times the annual incentive award for Mr. Size and Mr. Sterkenburg, for the year in which the termination occurs based on the target achievement of 100%;
(3)	An amount equal to the benefits that would have been accrued by the NEOs for the three (3) year period from the date of termination for Mr. Wise, Mr. Clark, and Mr. Mosch, and two (2) years for Mr. Size and Mr. Sterkenburg, from participation by the employee under any pension, profit sharing, ESOP, SERP or similar retirement plan or plans of the Company or any affiliate in which the employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service and compensation the employee would have had during such period; and
(4)	Continued coverage for a two (2) year period from the date of termination under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate in which the NEO participated immediately before the notice of termination, plus all improvements subsequent thereto (or, if not available or if required in order to comply with Code Section 409A, in lieu thereof be compensated in monthly cash payments for the premium-equivalent amount of such coverage and then be permitted to purchase such coverage, if available, by paying 100% of the premium cost for such coverage on an after-tax basis).

Certain Adjustments in Payments to US Executive Officers

(1)	In the event that it is determined that any payment or distribution to or for the benefit of the executive officer as described above, whether paid or payable or distributed or distributable pursuant to the terms of the employment agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay the executive officer an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive officer after payment of any excise tax imposed under section 4999 of the Code, and any federal, state and local income tax, employment tax, excise tax and other tax imposed upon the Gross-Up Payment, shall be equal to the Payment.
(2)	If the net after-tax benefit to the executive officer of receiving the Gross-Up Payment does not exceed the Safe Harbor Amount (as defined below) by more than 10% (as compared to the net after-tax benefit to the executive officer resulting from elimination of the Gross-Up Payment and reduction of the Payments to the Safe Harbor Amount), then (i) the executive officer will not receive the Gross-Up Payment, and (ii) the provisions of paragraph (3) below shall apply. The term “Safe Harbor Amount” means the maximum dollar amount of parachute payments that may be paid to the participant under section 280G of the Code without imposition of an excise tax under section 4999 of the Code.
(3)	If the executive is not entitled to receive a Gross-Up Payment as a result of the provisions of Paragraph (2) above, the Payment shall be reduced to the maximum amount that may be received without triggering an excise tax under Section 4999 of the Code.

The Gross-Up Payment has been eliminated from the Dentsply Sirona employment agreements with Mr. Wise and Mr. Slovin.

Payments Due Upon Death

If a NEO separates from the Company due to death, the NEO’s beneficiaries would be entitled to the following:

(1)	salary at the rate immediately preceding the date of death for a period up to one year from the date of death;

59

(2)	pro-rata share of non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned;
(3)	all outstanding stock options would vest as of the date of death and would be exercisable until the earlier of the stated expiration date of the option, or one (1) year from the date of death; and
(4)	for the US-based NEOs, contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

The following tables contain estimated potential payments that may be due to a NEO should termination or change in control occur. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount a NEO would receive if a change occurred. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and have been reported in previous sections of this proxy:

•	amounts already earned under the Non-Equity Incentive Compensation Plan
•	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal Year End table); and
•	amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year

Bret W. Wise

	Termination by Employee with Good Reason ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,950,000	1,950,000	2,925,000	975,000
Non Equity Incentive Compensation Plan	2,340,000	2,340,000	3,510,000	—
Stock Options	3,532,191	3,532,191	3,935,167	3,935,167
Stock Awards & Dividends	6,125,642	6,125,642	9,804,208	9,804,208
Employee Stock Ownership Plan	15,900	15,900	23,850	—
401(k)	15,900	15,900	23,850	—
Supplemental Executive Retirement Plan	482,063	482,063	697,823	—
Medical, Dental, Vision and Personal Accident Insurances	31,277	31,277	31,277	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,548	1,548	1,548	500,000
Total	14,496,231	14,496,231	20,954,433	15,214,375

(1) Pursuant to Mr. Wise's employment agreement in effect prior to the Merger.

60

Christopher T. Clark

	Termination by Employee with Good Reason ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,273,000	1,273,000	1,909,500	636,500
Non Equity Incentive Compensation Plan	1,082,050	1,082,050	1,623,075	—
Stock Options	1,444,106	1,444,106	1,624,345	1,624,345
Stock Awards & Dividends	3,111,502	3,111,502	4,757,196	4,757,196
Employee Stock Ownership Plan	15,900	15,900	23,850	—
401(k)	15,900	15,900	23,850	—
Supplemental Executive Retirement Plan	267,961	267,961	393,966	—
Medical, Dental, Vision and Personal Accident Insurances	30,047	30,047	30,047	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,548	1,548	1,548	500,000
Total	7,243,724	7,243,724	10,389,087	7,518,041

James G. Mosch

	Termination by Employee with Good Reason ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,146,200	1,146,200	1,719,300	573,100
Non Equity Incentive Compensation Plan	859,650	859,650	1,289,475	—
Stock Options	1,154,373	1,154,373	1,302,752	1,302,752
Stock Awards & Dividends	2,460,828	2,460,828	3,816,076	3,816,076
Employee Stock Ownership Plan	15,900	15,900	23,850	—
401(k)	15,900	15,900	23,850	—
Supplemental Executive Retirement Plan	222,596	222,596	327,560	—
Medical, Dental, Vision and Personal Accident Insurances	30,047	30,047	30,047	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,548	1,548	1,548	500,000
Total	5,908,752	5,908,752	8,536,168	6,191,928

61

Robert J. Size

	Termination by Employee with Good Reason ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	912,200	912,200	912,200	456,100
Non Equity Incentive Compensation Plan	638,540	638,540	638,540	—
Stock Options	517,224	517,224	574,448	574,448
Stock Awards & Dividends	1,165,511	1,165,511	1,701,378	1,701,378
Employee Stock Ownership Plan	15,900	15,900	15,900	—
401(k)	15,900	15,900	15,900	—
Supplemental Executive Retirement Plan	165,919	165,919	165,919	—
Medical, Dental, Vision and Personal Accident Insurances	30,047	30,047	30,047	—
Long Term Disability Insurance	1,710	1,710	1,710	—
Basic Life and Accidental Death and Dismemberment Insurance	1,548	1,548	1,548	500,000
Total	3,464,499	3,464,499	4,057,590	3,231,926

Albert J. Sterkenburg

	Termination by Employee with Good Reason ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	745,030	745,030	745,030	372,515
Non Equity Incentive Compensation Plan	484,270	484,270	484,270	—
Stock Options	384,446	384,446	426,625	426,625
Stock Awards & Dividends	888,983	888,983	1,285,098	1,285,098
Pension Plan	231,549	231,549	231,549	—
Supplemental Executive Retirement Plan	—	—	—	—
Medical, Dental, Vision and Personal Accident Insurances	7,924	7,924	7,924	—
Long Term Disability Insurance	308	308	308	—
Basic Life and Accidental Death and Dismemberment Insurance	652	652	652	444,662
Total	2,743,162	2,743,162	3,181,456	2,528,900

Amounts have been converted from Euros to US dollars using the average rate of Euros to US dollars for the relevant year.

62

2015 COMPENSATION OF DIRECTORS

DENTSPLY International Inc.

The Governance Committee is responsible to review comparative market data and recommendations from its compensation consultant with regard to the structure of our non-employee director (“Outside Director”) compensation and the amounts paid to our Outside Directors. The Outside Director compensation framework is as follows:

Element		Comment
Equity component(1)	$150,000	50 – 50 split between stock options and restricted stock units
Annual cash retainer	$70,000
Audit Committee Chair Fee	$22,500
HR Committee Chair Fee	$20,000
Governance Committee Chair Fee	$15,000
Lead Director Fee	$20,000
Audit Committee Member Retainer	$7,500
Human Resources Committee Member Retainer	$5,000
Governance Committee Member Retainer	$5,000
Executive Committee Meeting Fee	$1,000	No retainer

(1) Represents the expected annual value of grants to Outside Directors, using the Black-Scholes method of calculation.

Directors are reimbursed for travel and other expenses relating to attendance at Board and committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of directors’ fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account with dividends. Deferred payments that are administered in a stock unit account are converted into RSUs at the closing price of the Company’s common stock on the date of allocation. Distributions to a director under the Deferred Plan will not be made to any Outside Director, and restrictions on RSUs granted in the Deferred Plan do not lapse, until the Outside Director ceases to be a Board member.

The following table shows the compensation awarded to, earned by or paid to DENTSPLY International Inc.’s Outside Directors for the year ended December 31, 2015.

63

2015 DENTSPLY International Inc. Directors Compensation

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Total ($)
Dr. Michael C. Alfano	82,250	75,000	75,000	232,250
Eric K. Brandt	74,500	75,000	75,000	224,500
Paula H. Cholmondeley(5)	74,500	75,000	75,000	224,500
Michael J. Coleman	94,250	75,000	75,000	244,250
Willie A. Deese	78,375	75,000	75,000	228,375
William F. Hecht (6)	108,000	75,000	75,000	258,000
Leslie A. Jones (7)	15,250	—	—	15,250
Francis J. Lunger	100,000	75,000	75,000	250,000
John L. Miclot (8)	78,375	75,000	75,000	228,375
John C. Miles II(9)	73,750	75,000	75,000	223,750

(1)	Mr. Wise is not shown in this table since he was an employee of the Company as of December 31, 2015. His compensation is shown in the Summary Compensation Table. Mr. Wise receives no compensation for serving as a director.

(2)	Reflects fees for attending Board and committee meetings, paid monthly in arrears; annual retainer fees paid quarterly in advance; and fees for serving as a Committee Chair or Lead Director. The fees shown in this column include amounts required or elected to be deferred under the Deferred Plan.

(3)	Reflects the grant date fair value of RSUs granted on May 20, 2015, which is the closing stock price on the date of grant multiplied by the number of RSUs granted. The number of unvested RSUs held by each Outside Director at December 31, 2015 was as follows: Dr. Alfano 4,557, Mr. Brandt 7,770, Ms. Cholmondeley 11,063, Mr. Coleman 10,374, Mr. Deese 6,093, Mr. Hecht 11,237, Mr. Jones 1,390, Mr. Lunger 4,383, Mr. Miclot 5,493, and Mr. Miles 10,374.

(4)	Reflects the grant date fair value of stock options granted on May 20, 2015, using the Black-Scholes option pricing model. For additional information regarding the assumptions used in determining these values, see Note 13, Equity, to the Company’s Consolidated Financial Statements on Form 10-K for the year ended December 31, 2015. The number of outstanding options held by each Outside Director at December 31, 2015 was as follows: Mr. Alfano 49,216, Mr. Brandt 61,310, Ms. Cholmondeley 62,504, Mr. Coleman 58,893, Mr. Deese 36,400, Mr. Hecht 68,473, Mr. Jones 52,193, Mr. Lunger 49,743, Mr. Miclot 42,800, and Mr. Miles 57,294.

(5)	Ms. Cholmondeley retired effective February 29, 2016.

(6)	Mr. Hecht elected to receive his compensation for 2015 in the form of deferral to stock units. Mr. Hecht was awarded 2,142.738 RSUs in lieu of fees earned in 2015. Furthermore, Mr. Hecht retired effective February 29, 2016.

(7)	Mr. Jones elected to receive his compensation for 2015 in the form of deferral to stock units. Mr. Jones was awarded 351.328 RSUs in lieu of fees earned in 2015. Furthermore, Mr. Jones retired effective May 20, 2015 and, therefore, he did not receive an annual grant of RSUs and stock options on May 20, 2015.

(8)	Mr. Miclot elected to receive his compensation for 2015 in the form of deferral to stock units. Mr. Miclot was awarded 1,480.429 RSUs in lieu of fees earned in 2015. Furthermore, Mr. Miclot retired effective February 29, 2016.

(9)	Mr. Miles retired effective February 29, 2016.

64

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 28, 2016 (unless otherwise indicated) held by (i) the NEOs and certain other executive officers of the Company, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, based on 235,323,833 shares of Common Stock outstanding as of such date.

	Shares Owned Beneficially (1)
Five Percent Stockholders	Number		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	19,135,201	(2)	8.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	15,469,449	(3)	6.6%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	15,324,967	(4)	6.5%
Bret W. Wise	1,458,078	(5)	*
Jeffrey T. Slovin	889,359	(6)	*
Ulrich Michel	157,292	(7)	*
Rainer Berthan	71,149	(8)	*
Christopher T. Clark	677,798	(9)	*
Jonathan I. Friedman	119,013	(10)	*
Maureen MacInnis	134,031	(11)	*
James G. Mosch	415,445	(12)	*
Robert J. Size	244,267	(13)	*
Albert J. Sterkenburg	193,358	(14)	*
Dr. Michael C. Alfano	109,559	(15)	*
David K. Beecken	36,723	(16)	*
Eric K. Brandt	137,560	(17)	*
Michael J. Coleman	164,296	(18)	*
Willie A. Deese	43,677	(19)	*
Dr. Thomas Jetter	19,791	(20)	*
Arthur D. Kowaloff	89,879	(21)	*
Harry M. Jansen Kraemer, Jr.	163,717	(22)	*
Francis J. Lunger	119,054	(23)	*
All directors and executive officers as a group (19 persons)	5,244,046		2.22%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 28, 2016 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

65

(2)	The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 11, 2016 for the period ended December 31, 2015 and consists of 12,080,318 shares of Common Stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities and (ii) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 11, 2016 for the period ended December 31, 2015 and consists of 3,888,702 shares of the common stock of Sirona Dental Systems, Inc. multiplied by 1.8142 (which represents the multiple by which the shares of common stock of Sirona Dental Systems, Inc. were converted to shares of Common Stock of the Company pursuant to the Merger).

(3)	The ownership of shares for T. Rowe Price Associates, Inc. (“Price Associates”) is based on information contained in (i) the Schedule 13G/A filed by Price Associates on February 9, 2016 for the period ended December 31, 2015 and consists of 10,207,315 shares of Common Stock of the Company owned by various individual and institutional investors which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities (for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities) and (ii) the Schedule 13G/A filed by Price Associates on February 10, 2016 for the period ended December 31, 2015 and consists of 2,900,526 shares of the common stock of Sirona Dental Systems, Inc. owned by various individual and institutional investors which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities (for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities) multiplied by 1.8142 (which represents the multiple by which the shares of common stock of Sirona Dental Systems, Inc. were converted to shares of Common Stock of the Company pursuant to the Merger).”

(4)	The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by BlackRock, Inc. on February 10, 2016 for the period ended December 31, 2015 and consists of 8,245,383 shares of Common Stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities and (ii) the Schedule 13G/A filed by BlackRock, Inc. on January 27, 2016 for the period ended December 31, 2015 and consists of 3,902,317 shares of the common stock of Sirona Dental Systems, Inc. beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities multiplied by 1.8142 (which represents the multiple by which the shares of common stock of Sirona Dental Systems, Inc. were converted to shares of Common Stock of the Company pursuant to the Merger).

(5)	This number includes 101,617shares held direct by Mr. Wise; 3,100 shares held by Mr. Wise’s spouse; 16,185 shares held by a family trust; 16,100 shares held in a GRAT; 2,000 shares held in an IRA account; 2,300 shares held in a 401(k) account of Mr. Wise; 4,044 shares allocated to the Company Employee Stock Ownership Plan (“ESOP”) account of Mr. Wise; 1,267,483 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 45,249 shares that could be acquired pursuant to the Supplemental Executive Retirement Plan (“SERP”) upon Mr. Wise’s retirement or termination from the Company.

(6)	This number includes 572,717 shares held direct by Mr. Slovin; 544 shares held by Mr. Slovin's spouse; and 316,098 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016.

(7)	This number includes 29,293 shares held direct by Mr. Michel; and 127,999 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016.

(8)	This number includes 22,844 shares held direct by Mr. Berthan; and 48,305 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016.

66

(9)	This number includes 15,148 shares held direct by Mr. Clark; 46,269 shares held by Mr. Clark’s spouse; 29,393 shares allocated to the Company ESOP account of Mr. Clark; 554,332 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 32,656 shares that could be acquired pursuant to the SERP upon Mr. Clark’s retirement or termination from the Company.

(10)	This number includes 109,938 shares held direct by Mr. Friedman; and 9,075 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016.

(11)	This number includes 13,530 shares held direct by Ms. MacInnis; 2,821 shares held in a 401(k) account of Ms. MacInnis; 1,260 shares allocated to the Company ESOP account of Ms. MacInnis; 109,783 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 6,637 shares that could be acquired pursuant to the SERP upon Ms. MacInnis’s retirement or termination from the Company.

(12)	This number includes 44,927 shares held direct by Mr. Mosch; 21,473 shares allocated to the Company ESOP account of Mr. Mosch; 324,166 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 24,879 shares that could be acquired pursuant to the SERP upon Mr. Mosch’s retirement or termination from the Company.

(13)	This number includes 15,419 shares held direct by Mr. Size; 3,574 shares allocated to the Company ESOP account of Mr. Size; 210,332 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 14,942 shares that could be acquired pursuant to the SERP upon Mr. Size’s retirement or termination from the Company.

(14)	This number includes 16,626 shares held direct by Mr. Sterkenburg; and 176,732 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016.

(15)	This number includes 8,737 shares held direct by Dr. Alfano, 47,049 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 49,216 shares that could be acquired pursuant to the exercise of stock options and 4,557 shares of restricted stock units that will vest when Dr. Alfano ceases to be a Board member.

(16)	This number includes 3,605 restricted stock units that will vest within 60 days of March 28, 2016.

(17)	This number includes 3,525 shares held direct by Mr. Brandt, 5,400 shares held by the Brandt Family Trust, 59,143 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 412 shares that could be acquired pursuant to the Deferred Plan, 61,310 shares that could be acquired pursuant to the exercise of stock options and 7,770 shares of restricted stock units that will vest when Mr. Brandt ceases to be a Board member.

(18)	This number includes 6,879 shares held direct by Mr. Coleman, 12,600 shares held by Mr. Coleman’s spouse, 56,726 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 18,824 shares that could be acquired pursuant to the Deferred Plan, 58,893 shares that could be acquired pursuant to the exercise of stock options and 10,374 shares of restricted stock units that will vest when Mr. Coleman ceases to be a Board member.

67

(19)	This number includes 1,184 shares held direct by Mr. Deese, 34,233 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 36,400 shares that could be acquired pursuant to the exercise of stock options and 6,093 shares of restricted stock units that will vest when Mr. Deese ceases to be a Board Member.

(20)	This number includes 3,605 restricted stock units that will vest within 60 days of March 28, 2016.

(21)	This number includes 22,777 shares held direct by Mr. Kowaloff; 63,497 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 3,605 restricted stock units that will vest within 60 days of March 28, 2016.

(22)	This number includes 24,047 shares held direct by Mr. Kraemer; 136,065 shares that could be acquired by Mr. Kraemer pursuant to the exercise of stock options exercisable within 60 days of March 28, 2016; and 3,605 restricted stock units that will vest within 60 days of March 28, 2016.

(23)	This number includes 6,972 shares held direct by Mr. Lunger, 47,576 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 23, 2015; and 10,380 shares that could be acquired pursuant to the Deferred Plan, 49,743 shares that could be acquired pursuant to the exercise of stock options and 4,383 shares of restricted stock units that will vest when Mr. Lunger ceases to be a Board member.

68

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. The required reporting period is two business days for most reports. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by persons required to file reports, the Company believes that during fiscal year 2015, all such persons complied with all applicable filing requirements.

69

APPENDIX A

RECONCILIATION OF NON-GAAP INFORMATION TO GAAP INFORMATION

The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with US GAAP, and is therefore considered a non-US GAAP measure. The Company provides the following reconciliation of net sales to net sales, excluding precious metal content. The Company’s definitions and calculations of net sales, excluding precious metal content, and other operating measures derived using net sales, excluding precious metal content, may not necessarily be the same as those used by other companies.

	Year Ended December 31,
(in millions, except percentage amounts)	2014	2013	$ Change	% Change
Net sales	$2,922.6	$2,950.8	$(28.2)	(1.00)%
Less: Precious metal content of sales	129.9	179.1	(49.2)	(27.5)%
Net sales, excluding precious metal content	$2,792.7	$2,771.7	$21.0	0.8%

	Year Ended December 31,
(in millions, except percentage amounts)	2015	2014	$ Change	% Change
Net sales	$2,674.3	$2,922.6	$(248.3)	(8.50)%
Less: Precious metal content of sales	92.8	129.9	(37.1)	(28.6)%
Net sales, excluding precious metal content	$2,581.5	$2,792.7	$(211.2)	(7.6)%

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International Inc. and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to DENTSPLY International Inc. to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to DENTSPLY International Inc. consists of net income attributable to DENTSPLY International adjusted to exclude the net of tax impact of the following:

(1) Business combination related costs. These adjustments include costs related to integrating and consummating recently acquired businesses and costs, gains and losses related to the disposal of businesses or product lines. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring, restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal

A-1

settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. As such, amortization expense has been excluded from adjusted net income attributed to DENTSPLY International Inc. to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities, including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company. During the quarter ended September 30, 2015, the Company sold the convertible bonds it held in DIO Corporation. The Company now uses the cost-basis method of accounting for the remaining direct investment.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International Inc. by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International Inc. and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company believes that the presentation of adjusted net income attributable to DENTSPLY International Inc. and adjusted earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company's financial condition and results of operations.  The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

A-2

	Year Ended December 31, 2015
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to DENTSPLY International Inc.	$251.2	$1.76
Restructuring, restructuring program related costs and other costs, net of tax	68.6	0.48
Amortization of purchased intangible assets, net of tax	30.5	0.22
Business combination related costs, net of tax	12.3	0.09
Income tax related adjustments	6.3	0.04
Credit risk and fair value adjustments, net of tax	5.9	0.04
Certain fair value adjustments related to an unconsolidated affiliated company, net of tax	(1.7)	(0.01)
Adjusted non-US GAAP earnings	$373.1	$2.62

	Year Ended December 31, 2014
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to DENTSPLY International Inc.	$322.9	$2.24
Amortization of purchased intangible assets, net of tax	33.6	0.23
Restructuring, restructuring program related costs and other costs, net of tax	8.5	0.06
Business combination related costs, net of tax	2.0	0.01
Credit risk and fair value adjustments, net of tax	(0.5)	0.00
Certain fair value adjustments related to an unconsolidated affiliated company, net of tax	(1.2)	(0.01)
Income tax related adjustments	(4.3)	(0.03)
Adjusted non-US GAAP earnings	$361.0	$2.50

	Year Ended December 31, 2013
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to DENTSPLY International Inc.	$313.2	$2.16
Amortization of purchased intangible assets, net of tax	32.3	0.22
Restructuring, restructuring program related costs and other costs, net of tax	9.7	0.07
Business combination related costs, net of tax	5.9	0.04
Credit risk and fair value adjustments, net of tax	2.3	0.02
Certain fair value adjustments related to an unconsolidated affiliated company, net of tax	(1.2)	(0.01)
Income tax related adjustments	(21.0)	(0.15)
Adjusted non-US GAAP earnings	$341.2	$2.35

A-3

APPENDIX B

DENTSPLY INTERNATIONAL INC.

EXECUTIVE PAY ANALYSIS

COMPARATOR COMPANIES

AMETEK	Hanesbrands	PolyOne

A.O. SMITH	Harman International Industries	Quintiles

Catalent Pharma Solutions	Hospira	Regal-Beloit

Covance	IDEXX Laboratories	Rockwell Collins

Curtiss-Wright	International Flavors & Fragrances	Sensata Technologies

Donaldson Company	Leggett and Platt	Sonoco Products

Endo International Health Solutions	Molson Coors Brewing	Spirit Airlines

First Solar EMD Millpore	Plexus	Tupperware Brands

H.B. Fuller	Polaris Industries

TOTAL COMPANIES: 26

B-1

DENTSPLY SIRONA INC.

221 WEST PHILADELPHIA STREET

SUITE 60W

YORK, PA 17401-2991

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the

Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E06430-P78026 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DENTSPLY SIRONA INC.

The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors

Nominees: For Against Abstain

1a. Michael C. Alfano 1b. David K. Beecken 1c. Eric K. Brandt 1d. Michael J. Coleman 1e. Willie A. Deese 1f. Thomas Jetter 1g. Arthur D. Kowaloff 1h. Harry M. Jansen Kraemer 1i. Francis J. Lunger 1j. Jeffrey T. Slovin For Against Abstain 1k. Bret W. Wise

2. To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2016.

3. To approve by advisory vote, the compensation of the Company's Executive Officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting. Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E06431-P78026

DENTSPLY SIRONA INC.

Annual Stockholders' Meeting

May 25, 2016 11:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of DENTSPLY SIRONA Inc. (the "Company") hereby appoints Jonathan Friedman as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's Global Headquarters, 221 West Philadelphia St., York, Pennsylvania, Suite 60W, on Wednesday, May 25, 2016, commencing at 11:00 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP") and/or DENTSPLY International Inc. 401(k) Savings Plan (the "401(k)"). I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share ("Common Stock") of DENTSPLY SIRONA Inc. (the "Company") allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 24, 2016 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 20, 2016, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side